UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PENN NATIONAL GAMING, INC.

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825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 10, 2020
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Penn National Gaming, Inc. (the “Company”), a Pennsylvania corporation, will be held on Wednesday, June 10, 2020, at 10:00 a.m. Eastern time. This year, due to the ongoing public health impact of the coronavirus (COVID-19) pandemic, the Annual Meeting will be online and a completely virtual meeting of shareholders. You may attend, vote and submit questions during the Annual Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/PENN2020. You will not be able to attend the Annual Meeting in person nor will there be any physical location.
Only shareholders of record at the close of business on April 6, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. We are committed to ensuring our shareholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. As further described in the proxy materials for the Annual Meeting, you are entitled to attend the Annual Meeting via the live audio webcast on the Internet at www.virtualshareholdermeeting.com/PENN2020. While we encourage you to vote in advance of the Annual Meeting, you may also vote and submit questions relating to meeting matters during the Annual Meeting (subject to time restrictions). You may vote by telephone, Internet or mail prior to the Annual Meeting.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PENN2020, you must enter the 16-digit control number found next to the box with the arrow included on your Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 10, 2020 (the “Notice”) or proxy card (if you receive a printed copy of the proxy materials).
The Annual Meeting will be held for the following purposes:
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To elect two Class III directors to serve until the 2023 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

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To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year;

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To hold an advisory vote to approve the compensation paid to the Company’s named executive officers; and

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To consider and transact such other business as may properly come before the Annual Meeting.

On April 27, 2020, we began mailing to certain shareholders the Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) and how to vote via the Internet. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com.
By order of the Board of Directors,
Carl Sottosanti
Executive Vice President, General Counsel and Secretary
Wyomissing, Pennsylvania
April 27, 2020
Your vote is very important. You may vote at the virtual meeting or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote by proxy by telephone or Internet (instructions are on your proxy card, voter instruction form or the Notice, as applicable) or, if you received your materials by mail, by completing, signing and mailing the enclosed proxy card in the enclosed envelope.

FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements. These statements are not historical facts, but instead represent beliefs of Penn National Gaming, Inc. (the “Company”) regarding future events, many of which, by their nature are inherently uncertain and outside the Company’s control. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Forward-looking statements include, but are not limited to statements regarding: the reopening of the U.S. economy, the coronavirus (“COVID-19”) pandemic and potential new treatments and vaccines, the length of time the Company’s gaming properties will be required to remain closed and the impact of these continued closures on the Company and its stakeholders, the demand for gaming once the properties reopen, the impact of COVID-19 on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, operations, supply chain and personnel, the potential benefits and expected timing of the Morgantown and Perryville transactions with Gaming and Leisure Properties, Inc. (“GLPI”), the decisions made by the Company in response to COVID-19, the launch of the Barstool-branded online sports gaming app and its future revenue and profit contributions, the Company’s cash burn, the demand for gaming once the gaming facilities reopen, property level operating margins, the anticipated opening of retail sportsbooks at our properties, the expected benefits of the investment in Barstool Sports, Inc., and growth opportunities and potential synergies related to the acquisition of Pinnacle Entertainment, Inc. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) COVID-19 and its effect on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics, such as the COVID-19, and other natural or manmade disasters or catastrophic events; (d) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and may be delayed, including for reasons beyond our control; (e) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including approvals, and accordingly may be delayed or may not occur at all, including for reasons beyond our control; (f) potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or completion of the transactions with GLPI; (g) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (h) the impact of new or changes in current laws, regulations, rules or other industry standards; and (i) other risks, including those as may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including, but not limited to, its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Proxy Statement may not occur.

LETTER FROM THE PRESIDENT AND CEO TO OUR SHAREHOLDERS
April 27, 2020
Dear Fellow Shareholder:
Penn National Gaming, Inc. (the “Company” or “Penn National”) experienced a tremendous start to 2020, as our core business delivered record results in January and February, buoyed by the introduction of retail sports betting at several properties, and our stock price soared to record highs following the announcement of our strategic investment in Barstool Sports. Regrettably, that momentum has been temporarily curtailed by the unprecedented impact of the ongoing coronavirus pandemic, which required the temporary closure of all 41 of our properties. Our hearts go out to all of those affected by this public health crisis, and we are extremely thankful for the tireless efforts of our first responders and health care workers who are bravely serving on the front lines of this war.
During times like these, we are deeply aware of our ongoing commitment to being a good corporate citizen and valued member of our communities. In addition to donating more than 45 tons of food to local foodbanks and homeless shelters since our temporary closures, our properties have provided hundreds of hotel rooms and thousands of masks, gloves and other personal protective equipment to first responders around the country. I am very proud of the way our Company and team members have continued to think about and contribute to the greater good.
Our guiding principles in responding to this crisis have been to (i) protect our team members, who are the true lifeblood of the Company, (ii) preserve liquidity, and (iii) remain focused on our long-term strategic objectives. While some of the following mitigation steps we have taken are painful on a personal and professional level, I am confident these moves will help to ensure a brighter future for our Company’s team members, customers, shareholders and other key stakeholders.
We believe our team members are critically important to our long-term success, as reflected by our ranking as the casino industry’s #1 Employer of Choice by Bristol Associates in its most recent survey. Unfortunately, given the uncertainty about the duration of the pandemic, and with no meaningful revenue for the foreseeable future, we were forced to make the extremely difficult decision to implement unpaid furloughs impacting approximately 26,000 team members companywide beginning on April 1, 2020. In addition to the furloughs, we have implemented meaningful compensation reductions for the Company’s remaining executives, and our Board of Directors voluntarily agreed to waive the cash component of their compensation.
We deeply regret the hardship the furloughs will place on our team members and their loved ones. To ease some of the burden, we extended team member medical benefits through June 30, 2020 and established a special COVID-19 Emergency Relief Fund under the Penn National Gaming Foundation to provide assistance to team members and local relief organizations in our communities. The Company has already raised over $1.7 million in seed money for the cause, including more than $425,000 in personal contributions from our senior management team, our Company’s Board of Directors, and property general managers. For more information about the COVID-19 Emergency Relief Fund or to donate, please visit: https://www.pngaming.com/community.
In addition to these mitigation measures, on March 27, 2020 we announced an agreement with our principal landlord, Gaming & Leisure Properties, Inc. (“GLPI”), involving the sale of the Tropicana Las Vegas real estate assets and a new ground lease for our planned Category 4 casino in Morgantown, Pennsylvania, in exchange for significant rent credits and an option to acquire the operations of GLPI’s Hollywood Casino in Perryville, Maryland by the end of 2021 (which would expand our industry-leading footprint to 20 states). We also reached an agreement with our lenders on April 14, 2020 to amend our credit agreement to provide covenant relief until first quarter of 2021. These transactions highlight our team’s ability to creatively address short-term liquidity needs in a manner that is supportive of our long-term objectives.
Fortunately, according to public health officials, we are starting to see a light at the end of this tunnel. The social distancing orders we have been living under have helped to “flatten the curve” around the country and the number of positive tests have slowly begun to stabilize. Meanwhile,there have been some promising early results in clinical trials on potential new treatments and vaccines. This has all given rise to a growing chorus of the business community, as well as local, state and federal officials, to gradually reopen our country for business.
In preparation for reopening, our corporate and property management teams have been actively engaged in discussions with our regulators, local and state governments and health authorities to get ready for the resumption of operations. The temporary closures of our properties have provided us with a unique opportunity to reimagine our casinos, and we have already identified ways to improve our operating model while enhancing the guest experience. We believe our geographic diversification across 19 states — with no more than 15% of our revenues being derived from any single state — makes us well- positioned to benefit from an expected state-by-state phased-in approach to reopening.
Our unparalleled distribution network will also help power the launch of our Barstool-branded mobile sports betting product in the third quarter of this year, as our product development team has remained fully engaged and focused on delivering a best in class product on time and on budget. We expect our digital businesses to deliver meaningful revenue and profit contributions in 2021 and beyond. We also believe our continued evolution into the best-in-class omni-channel provider of retail and online gaming and sports betting entertainment will be a catalyst for our core land-based business, while also providing a platform for significant long-term shareholder value. In short, our long-term strategic position remains unchanged and intact.
Notwithstanding the severe impact COVID-19 has had on our business in 2020, we can look back proudly on our many accomplishments in 2019, including record revenues of $5.3 billion, the addition of Greektown Casino and Margaritaville Casino to our portfolio and the successful integration of Pinnacle Entertainment, which added 12 new gaming properties and three new states to our portfolio.
I firmly believe our future remains bright at Penn National. Pride, creativity, hard work, perseverance, family focus and grit has defined us over the years at Penn National, and that is exactly what will get our Company through this current challenge as well.
I would like to thank all of our team members for their patience and understanding during these very trying times, as well as our valued shareholders for your ongoing support and confidence.
Sincerely,
Jay A. Snowden
President, Chief Executive Officer and Director

2020 PROXY STATEMENT SUMMARY
This summary contains highlights about our Company and the upcoming 2020 Annual Meeting of Shareholders. This summary does not contain all of the information that you may wish to consider in advance of the meeting, and we encourage you to read the entire proxy statement before voting.
2020 Annual Meeting of Shareholders

Date and Time:	Wednesday, June 10, 2020 at 10:00 a.m. Eastern time
Location:	Live audio webcast on the Internet at www.virtualshareholdermeeting.com/PENN2020*
Record Date:	April 6, 2020
*This year’s Annual Meeting will be conducted via audio webcast online and a completely virtual meeting of shareholders due to the ongoing public health impact of the COVID-19 pandemic. This decision was made in light of the protocols that federal, state, and local governments have imposed or may impose in the near future and taking into account the health and safety of our shareholders, directors and members of management. You may attend, ask questions relating to meeting matters and vote during the Annual Meeting via the live audio webcast on the Internet at the link above. You will not be able to attend the Annual Meeting in person. There will be no physical location for shareholders to attend.
Voting Matters and Board Recommendations

Proposal	Matter	Board Recommendation
1	Election of Class III Directors (Jane Scaccetti and Jay A. Snowden)	FOR each Nominee
2	Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2020	FOR
3	Advisory Vote to Approve Executive Compensation	FOR
Overview of Penn National Gaming

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Nation’s Leading Regional Gaming Operator — The Company is the leading, most geographically diversified, owner and manager of gaming and racing properties in the United States with 41 properties in 19 states and significantly advanced its interactive operations and strategy in 2019. The Company has consistently generated attractive returns for its shareholders.

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Disciplined Operating Focus — In 2019, the Company continued to deploy disciplined operating strategies by managing existing properties with a focus on maximizing profitability and free cash flow, while delivering outstanding gaming and entertainment experiences for customers and supporting the local communities in which it operates.

2019 and 2020 Financial and Operating Achievements

Record Financial Performance
In 2019, we exceeded financial guidance and had record revenues of $5.3 billion, which was an increase of 48% from 2018. In addition, we had a net income of $43.1 million in 2019, principally driven by $173.1 million of impairment losses, as compared to net income of $93.5 million in 2018. In addition, we had Adjusted EBITDAR* of $1.6 billion, which was an increase of 54% from 2018.

Industry Leading Margins
We have implemented strategic initiatives leveraging the Company’s scale following the Pinnacle acquisition. Along with our prior initiatives, these programs, which include both revenue enhancement and cost saving components, are expected to improve the Company’s property level operating margins. In 2019, we improved our margin and achieved an industry leading margin.

Growth by Acquisitions and Development
After the recent acquisitions of Margaritaville Resorts Casino in Bossier City, Louisiana and Greektown Casino-Hotel in Detroit, Michigan, we began constructing two new “satellite” casinos in Pennsylvania — Hollywood Casino Morgantown and Hollywood Casino York. We have suspended construction on the Pennsylvania developments due to COVID-19.

Employer of Choice in the Casino Industry
In 2019, we placed first as the Employer of Choice in the Casino Industry for 2019, pursuant to the survey conducted by the independent advisory groups, Bristol Associates and Spectrum Gaming Group.

Pinnacle Integration
On October 15, 2018, the Company acquired Pinnacle Entertainment, Inc., in a transaction that significantly expanded the Company’s position as the nation’s leading regional gaming operator. In connection with the integration, we were able to substantially exceed our projections and deliver $87 million in cost synergies by the end of 2019.

Omni-Channel Growth
Penn Interactive — In 2019, we launched our online casino games in Pennsylvania through our HollywoodCasino.com gaming platform. We opened a number of our internally-branded retail sports books in Indiana, Iowa, Michigan, Mississippi, Pennsylvania, and West Virginia. In 2020, we anticipate opening retail sportsbooks at our properties in Colorado and Illinois. In addition, we entered into long-term market access agreements with leading sports betting operators (Draft Kings, PointsBet, theScore and The Stars Group), which we expect to fund our own online sports betting and iCasino business.
Barstool Sports — In February 2020, we acquired approximately 36% of the common stock of Barstool Sports, Inc., a leading digital sports, entertainment and media platform. In connection with the Barstool Sports investment, we became Barstool Sports’ exclusive gaming partner for up to 40 years and have the right to utilize the Barstool Sports brand for all of our online and retail sports betting and iCasino products. We expect to launch our online sports gaming app called Barstool Sports in the third quarter of 2020 and anticipate that this transaction will facilitate the Company’s omni-channel growth.

Tropicana, Morgantown and Perryville Transactions
On March 27, 2020, we announced an agreement with our principal landlord, Gaming & Leisure Properties, Inc. (“GLPI”) involving the sale of the Tropicana Las Vegas real estate assets and a new ground lease for our planned Category 4 casino in Morgantown, Pennsylvania, in exchange for $337.5 million in rent credits and the ability to participate in additional upside from the eventual sale of Tropicana Las Vegas by GLPI. In addition, the deal includes an option for us to acquire the operations of GLPI’s Hollywood Casino in Perryville, Maryland in 2021. On April 16, 2020, we closed on the sale of the Tropicana Las Vegas real estate assets to GLPI. We expect to close the Morgantown transaction in the second quarter of 2020.

*
This is a non-GAAP financial measure. See Reconciliations and Non-GAAP Financial Measures in this Proxy Statement.

825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
June 10, 2020
This Proxy Statement is being furnished to the shareholders of Penn National Gaming, Inc. (the “Company,” “Penn National” or “PENN”) in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 10, 2020 at 10:00 a.m. Eastern time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held via live audio webcast on the Internet at www.virtualshareholdermeeting.com/PENN2020. This solicitation is being made by the Company. This Proxy Statement, the accompanying Proxy Card, and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) are first being made available to our shareholders on or about April 27, 2020.
GOVERNANCE OF THE COMPANY
Corporate Governance Highlights

Independence	Board Leadership	Gender Diversity	Board Tenure	Overboarding	Directors’ Skills and Experience
5 of 7 independent directors Fully independent Compensation, Audit, Nominating and Corporate Governance Committees	Separate Chairman and CEO (for over six years) Independent Chairman Lead Independent Director	2 of 7 board members are female (both in board leadership positions) Company named a “2020 Women on Boards Winning Company”	3 directors have tenure of less than 6 years	No overboarded directors	Collective experience in gaming, hospitality, capital markets, accounting, tax, technology, risk management and governmental affairs
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We have one class of common stock and no supermajority voting requirements.

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We conduct regular self-assessments of the Board and its committees.

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The Board has adopted a Code of Conduct for directors, officers and employees and the Company conducts company-wide sexual harassment training.

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We have significant stock ownership requirements for our directors and named executive officers.

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We hold an annual advisory vote on executive compensation.

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We conduct comprehensive succession and talent development planning.

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We have an active cyber security committee.

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We conduct extensive shareholder engagement throughout the year.

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The Board has significant involvement in our long-term growth and capital deployment strategy.

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Reflecting the highly regulated industry in which our Company operates, we have a Compliance Committee with broad authority, comprised of Board members and non-director compliance professionals.

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The Nominating and Corporate Governance Committee regularly reviews and assesses our Company’s corporate governance structure and practices in light of industry trends and best practices.

Board of Directors

Commitment to Shareholder Value
We have continued to pursue innovative transactions to create value for our shareholders and to undertake new avenues of growth over the last several years:
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On November 1, 2013, we created the gaming industry’s first real estate investment trust, Gaming and Leisure Properties, Inc. (“GLPI”), through a tax free spin-off (the “Spin-Off”). The Company was an industry pioneer in this regard, as several of its peers have since completed similar transactions.

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On October 15, 2018, we acquired Pinnacle Entertainment, Inc., in a stock/cash transaction that significantly expanded the Company’s position as the nation’s leading regional gaming operator.

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In 2019, we pursued online opportunities through Penn Interactive, including the launch of Hollywoodcasino.com, an online real money gaming operations, in Pennsylvania.

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We completed a significant investment in the first quarter of 2020 in Barstool Sports, Inc., a leading digital sports, entertainment and media platform.

The Board was highly instrumental in providing leadership to the Company during the negotiations leading to consummation of these complex transactions.
Board Overview
The Company operates in a highly specialized and rigorously regulated industry. This environment demands a high level of integrity and accountability in all key aspects of its operations, its management team and its Board of Directors. The Board believes that its structure and composition have been important elements of the Company’s development activity, growth and success in the gaming industry over the years. The Board is comprised of individuals who bring unique talents and perspectives to their service on the Board and, as a group, strike a balance between those who have a proven record of effectively working together to responsibly oversee management’s operation of the Company and those who bring fresh perspectives and unique insights to the Board. In fact, over the last six years, the Company has added three talented new directors and looks forward to the long-term benefits of the diversity of their experiences and views. In addition, no member of the Board serves on the board of more than one other public company, which helps to ensure that each member is fully engaged in his or her duties to the Company.
To maximize shareholder value, the Board strives to maintain a governance environment where (i) entrepreneurship and prudent risk taking are encouraged, with a focus on both long- and short-term value creation, (ii) shareholder perspectives are understood and long-term relationships with shareholders are fostered through frequent, candid and comprehensive engagement with and disclosure to the Company’s shareholders and the investment community, (iii) integrity and accountability are integrated into the Company’s management philosophy and operations and (iv) the Company is able to attract, develop and retain industry-leading executive talent to manage the Company’s increasingly complex operations.
The Board regularly evaluates the governance environment to enable the Company to respond appropriately to changes, practices and market conditions, as well as suggestions from shareholders and other stakeholders, all in a manner that we believe will continue the Company’s long-term record of increasing shareholder value.
Composition, Skills and Independence
The Company’s Board of Directors currently consists of seven members. The Board believes it is appropriately sized to effectively carry out its responsibilities. The Board is small enough to facilitate individual engagement and involvement, to allow directors to communicate frequently with management and each other, and to permit meetings to be conducted on short notice. This is especially critical to support the Company’s efforts to grow strategically (such as through the Pinnacle and Barstool transactions) and to create new value for shareholders through complex and innovative transactions. At the same time, the Board believes that it is large enough and has the appropriate composition and skills to encourage diverse viewpoints and better collaborative decision making.
The collective membership of the Board has a strong background in gaming, hospitality, capital markets, accounting, tax, technology, risk management and governmental affairs, as well as long-term experience with the Company’s operations in an increasingly competitive industry. These backgrounds and experiences prove especially valuable in light of the complexities inherent in our industry and the fact that we have properties across 19 different states in the United States. Consequently, the Board believes that its composition is optimized to support and oversee the Company’s business and strategy.
The Board has determined that all of the directors who currently serve or have served on the Board during the last fiscal year, other than Messrs. Reibstein, Snowden,

Wilmott and Carlino, are independent under the current Listing Rules of the NASDAQ Stock Market (the “NASDAQ Rules”). Mr. Reibstein does not currently meet these independence requirements due to his former roles as the Company’s Executive Vice President, Chief Financial Officer and Treasurer until December 31, 2016 and as an executive advisor from January 1, 2017 through December 31, 2017. Mr. Carlino did not meet these independence requirements, in part, due to his role as Chief Executive Officer of GLPI. Notably, the Board’s Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised exclusively of independent directors. The independent Board directors typically meet several times per year in executive session.
Board Leadership
David Handler, who is an independent director, has served as our Chairman of the Board since June 12, 2019. Mr. Handler joined our Board in 1994 and is a partner at Centerview Partners, an independent financial advisory and private equity firm. The Board believes that Mr. Handler is best suited to serve as Chairman of the Board because of his considerable investment banking and capital markets experience, which includes a focus on mergers and acquisitions and other significant transactions (including many in the technology space), which compliments his long-term exposure to the gaming industry. Mr. Handler’s background has been an invaluable asset to the Company over the years, particularly in connection with evaluating potential acquisitions and financing opportunities.
The roles of our Chairman of the Board and Chief Executive Officer have been split for over six years. Our Chief Executive Officer is responsible for the general management and operation of the business, providing guidance and oversight to senior management and formulating the strategic direction of the Company. The Chairman of the Board is responsible for the content, quality and timeliness of information provided to our Board and consults with our Board and Chief Executive Officer regarding oversight of our business affairs. The Board believes that the decision to separate the roles of Chairman of the Board and Chief Executive Officer has been beneficial, both with regards to corporate governance and operational execution.
In addition, the Board has appointed Barbara Shattuck Kohn as its lead independent director to, among other things, facilitate communication between management and the independent directors. The responsibilities of the lead independent director include:
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Consulting with the Chairman of the Board regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting.
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Scheduling, setting the agenda for and serving as chair of meetings of independent directors.

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Serving as principal liaison between the independent directors and the Chairman of the Board and between the independent directors and senior management.

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Presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors.

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In the event of the death, incapacity, resignation or removal of the Chairman of the Board, serving as the acting Chairperson of the Board until a new Chairperson is selected.

Chairman Emeritus
In light of the restrictions of Section 8 of the Clayton Antitrust Act, Peter M. Carlino, the founder of our Company, resigned from the Board of Directors and as Chairman of the Board, effective June 12, 2019. The Board of Directors unanimously appointed Mr. Carlino as Chairman Emeritus and in that capacity, Mr. Carlino attends meetings of the Board of Directors, but does not have any voting rights. The Board believes that Mr. Carlino is well suited to serve as Chairman Emeritus in light of his proven record of generating value for the Company’s shareholders. This impressive record is the result of his vision for the Company and his talent for successfully identifying and capitalizing on opportunities in the gaming and racing industry. Moreover, the Board believes that Mr. Carlino’s substantial beneficial ownership of the Company’s equity strongly aligns his interests with the interests of all shareholders.
Board Resources
In fulfilling its objectives, many of the direct oversight functions of the Board are performed by the Board’s committees with support from both senior internal resources as well as independent outside advisors. For example, the Audit Committee receives frequent reports directly from the Company’s Vice President, Internal Audit, Chief Financial Officer, Chief Accounting Officer, General Counsel, Executive Vice President of Operations, and Chief Compliance Officer. The Audit Committee also has express authority to direct the Company’s internal audit staff. Additionally, the Company’s independent registered public accounting firm provides support through its annual audit and quarterly reviews of the Company’s financial statements. The Compliance Committee is structured in the same manner relative to the Chief Compliance Officer and the Company’s compliance staff and also has regular access to the Company’s senior management team.
Both the Audit Committee and the Compliance Committee have had substantial internal staff and outside resources to assist them in carrying out their responsibilities. At December 31, 2019, the Company maintained a 62 person internal audit staff overseen by the Company’s Vice President, Internal Audit, who reports to the Audit Committee, and a 42 person compliance staff overseen by the Company’s Chief Compliance Officer, who provides frequent reports to the Compliance Committee. Additionally, the Company has retained two non-director members to serve on its Compliance Committee: Steve DuCharme, a former Chairman of the Nevada State Gaming Control Board with over 30 years of experience in law enforcement and gaming regulation, serves as the Chairman of the Compliance Committee, and Thomas N. Auriemma, the Company’s former Vice President, Chief Compliance Officer and former Director of the Division of Gaming Enforcement in New Jersey, with over 30 years of experience as a gaming regulator in the State of New Jersey.
Risk Oversight
The Board does not view risk in isolation and recognizes that a prudent level of risk taking is an essential element of the Company’s strategy. As such, the Board and its Committees take an active role in the oversight of risks that have the potential to significantly impact the Company (including, among other things, competition, including new forms of competition, gaming legislation, regulatory matters, legal issues, cyber security, capital allocation, macroeconomic issues, capital markets, succession, executive compensation, and financial statements) and the management team is charged with managing those risks. The management team also monitors risk on an enterprise level to help the Board and the Company better understand, mitigate and manage the various risks the Company faces across the enterprise that could potentially impair its ability to execute the corporate strategy and achieving its goals. In addition, members of senior management attend all meetings of the Board and its Committees, and the Board and senior management work closely together to ensure that awareness of salient risks are integrated into the Company’s operations and key decisions. The Company also has a well-established cyber security committee comprised of senior management from different departments within the Company, which provides frequent reports to the Audit Committee and the Board on cyber security threats. A discussion of the compensation risk assessment process undertaken by the Compensation Committee is described on page 28 of this Proxy Statement.
Key Policies and Procedures
The Board has adopted and regularly reviews the Company’s Code of Business Conduct (the “Code of Conduct”), which applies to all directors and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Conduct is designed to, among other things, promote ethical behavior, deter wrongdoing, address potential conflicts of interest, and encourage full and accurate reporting in the Company’s filings with the SEC and compliance with applicable laws. The Code of Conduct also provides for a 24 hour hotline that any employee, patron, vendor or other third party can use to report, anonymously if they so choose, any suspected fraud, financial impropriety or other alleged wrongdoing. These reports are promptly investigated and receive the highest level of management attention, with particular focus from the Company’s Chief Compliance Officer, Vice President, Internal Audit, General Counsel and Senior Vice President of Human Resources, as appropriate. Subsequently, senior management provides investigation summaries to the Compliance Committee and the Audit Committee. A copy of the current Code of Conduct is available on the Company’s website at www.pngaming.com/about-us.
The Board also has adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) that are intended to provide a structure within which our Board and management can effectively pursue the Company’s objectives for the benefit of its shareholders and other constituencies. The Corporate Governance Guidelines include policies and procedures relating to, among other items, the role, structure and composition of the Board; Board procedures and leadership; risk oversight; use of outside consultants; and conflicts of interest. The Board and the Nominating and Corporate Governance Committee regularly consider the efficacy of these policies. A copy of the current Corporate Governance Guidelines is available on the Company’s website at www.pngaming.com/about-us.
In addition, the Company has adopted various other policies and procedures addressing the Company’s operations and corporate governance:
•
stock ownership guidelines;

•
an executive compensation clawback policy;

•
an equity based award administration policy (to ensure the consistency and efficiency of the Company’s equity award process);

•
a corporate signature authority policy (to provide accountability with respect to significant commitments);

•
a sexual harassment and discrimination policy (developed by a diverse internal committee and accompanied by company-wide training); and

•
a compliance plan.

The Board regularly reviews the Company’s corporate governance policies and practices to evaluate their effectiveness in identifying, assessing and managing risks and to achieve compliance with the requirements of Pennsylvania law (the state in which the Company is incorporated), the NASDAQ Rules, the SEC rules and regulations and state gaming regulations, all in the context of pursuing best practices and increasing shareholder value.
Stock Ownership Guidelines for Directors
The Board of Directors has established stock ownership guidelines for non-employee directors of the Company to incentivize directors to maximize shareholder value. Each non-employee director is expected to own and hold shares of common stock, including restricted stock and phantom stock units, equal in value to at least five times the annual cash retainer (exclusive of separate committee retainers) for non-employee directors in the applicable year. New non-employee directors have a period of three years from the date of initial election to achieve this ownership guideline. As of December 31, 2019, all of the non-employee directors were in compliance with these guidelines.
Succession Planning for Senior Management
Our Board, in coordination with our Compensation Committee, carefully oversees Chief Executive Officer (“CEO”) and senior management succession planning. Our CEO and our Senior Vice President of Human Resources provide the Board with recommendations on, and evaluations of, potential successors to the CEO and other members of senior management. Our Board reviews potential internal candidates with our CEO and our Senior Vice President of Human Resources, including the qualifications, experience and development priorities for these individuals. Directors engage with potential CEO and senior management successors at Board and committee meetings and in less formal settings to allow them to personally assess candidates. This extensive planning resulted in an orderly and successful CEO transition at the end of 2019, when Timothy Wilmott, our then CEO, retired, and Jay Snowden, our then President and Chief Operating Officer and long-time senior executive at the Company succeeded Mr. Wilmott as CEO on January 1, 2020. Further, our Board periodically reviews the overall composition of our senior management’s qualifications, tenure and experience. The Company’s talent management program, which seeks to develop, hire and retain talent below the senior management level, is led by our Executive Vice President of Operations and our Senior Vice President of Human Resources and is complementary to the Board’s succession planning.
2019 Board and Committee Meetings
Each member of the Board contributes a substantial amount of time and effort to service as a Board and committee member. During 2019:
•
the Board held nine formal meetings,

•
the Audit Committee held seven formal meetings,

•
the Compensation Committee held eight formal meetings,

•
the Nominating and Corporate Governance Committee held four formal meetings, and

•
the Compliance Committee held three formal meetings.

Further, Board members are encouraged to, and regularly do, engage in informal discussions with each other and members of management, and they are provided daily industry media coverage and property results as well as frequent management reports and updates. The independent directors meet periodically in executive session.
During the year ended December 31, 2019, each of the Company’s directors attended at least 75% of the meetings of the Board and committees of the Board of which he or she was a member. The Company encourages directors to attend shareholder meetings. Each of the Company’s directors, other than Ronald J. Naples, attended the 2019 Annual Meeting of Shareholders.

Committees of the Board

The Board maintains four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Compliance Committee. The specific duties and operation of each committee are described in more detail below. The Board has determined that each director serving on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee is independent under the NASDAQ Rules and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”). The Compliance Committee also includes subject matters experts who are not directors. Each of the Audit Committee, Compensation Committee and Nominating and Governance Committee operates under a written charter adopted by the Board of Directors that is reviewed annually and is available at www.pngaming.com/about-us.
Committee Membership
Audit Committee Members	Compensation Committee Members	Nominating and Corporate Governance Committee Members	Compliance Committee Members
Jane Scaccetti, Chair	Barbara Shattuck Kohn, Chair	Barbara Shattuck Kohn, Chair	Steve DuCharme, Chair (non-director)
John M. Jacquemin	John M. Jacquemin	John M. Jacquemin	Thomas A. Auriemma (non-director)
Barbara Shattuck Kohn	Ronald J. Naples	Ronald J. Naples	Ronald J. Naples
Saul V. Reibstein
Audit Committee
In addition to being independent as noted above, the Board has determined that each member of the Audit Committee also meets the financial literacy requirements under the NASDAQ Rules and is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC. In addition, Ms. Scaccetti has practiced as a certified public accountant since 1977, which makes her particularly well-qualified to serve as Chair of the Audit Committee.
The principal functions of the Audit Committee are to:
•
serve as an independent and objective party to monitor the integrity of the Company’s financial reporting process and internal control system;

•
engage the independent registered public accounting, firm, review and appraise the audit efforts of the Company’s independent registered public accounting firm and internal auditors and monitor the registered public accounting firm’s independence; and

•
maintain free and open communication with and among the independent registered public accounting firm, the internal auditors, the Company’s finance department, senior management and the Board of Directors.

The Audit Committee is also responsible for reviewing and pre-approving all conflicts of interest and related person transactions involving the Board or the Company’s executive officers. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention and any other matters that the Audit Committee believes should be investigated. The Audit Committee may at any time engage, at the expense of the Company, independent counsel or other advisors, as it deems necessary to carry out its duties.
Compensation Committee
In addition to being independent as noted above, each member of the Compensation Committee is also a non-employee director, as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an outside director, as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.
The Committee’s authority and responsibilities include:
•
evaluating the annual performance of the CEO and recommending to the Board for approval all CEO compensation and employment agreements and separation agreements;

•
evaluating and approving for the other executive officers (other than the CEO) salary, annual short-term incentive opportunities, long-term equity based incentives and other benefits;

•
reviewing and approving employment agreements and separation agreements for the other executive officers (other than the CEO);

•
monitoring trends and best practices with regard to executive compensation;

•
reviewing and approving awards under the long-term incentive compensation plan and annual short-term incentive compensation plan for the other executive officers (other than the CEO), and reviewing and recommending that the Board approve of awards under the long-term incentive compensation plan and annual short-term incentive compensation plan for the CEO, including the performance criteria, goals and objectives provided for in such plan;
•
reviewing executive compensation programs annually to determine whether they are properly coordinated and are achieving their intended purposes;

•
periodically reviewing the policies for administration of the Company’s executive compensation programs;

•
assessing the Company’s management and leadership succession planning;

•
approving incentive awards that the CEO may grant to employees other than executive officers;

•
formulating and administering the Company’s stock ownership guidelines;

•
recommending director compensation to the Board; and

•
administering and interpreting the Company’s long-term incentive compensation plans.

The CEO provides the Compensation Committee performance assessments and compensation recommendations for each executive officer of the Company (other than himself). The Compensation Committee considers the CEO’s recommendations with the assistance of the compensation consultant and sets the compensation of those executive officers based on its deliberations. The Compensation Committee holds executive sessions without management to facilitate candid discussion regarding executive performance and compensation, including establishing the CEO’s compensation.
The Compensation Committee retains the services of compensation consultants and legal advisors to provide such advice and assistance as it deems appropriate in its sole discretion. The Compensation Committee has the sole responsibility to oversee the work of any of its advisors. The Compensation Committee can terminate the services of such compensation consultants and advisors and approves their fees and retention terms, which are funded by the Company. The Compensation Committee engaged an independent third party executive compensation consultant for 2019, Exequity LLP (“Exequity”), who has served as the Compensation Committee’s consultant for the previous seven years. Exequity provides advice and assistance to the
Compensation Committee in carrying out its duties and responsibilities with respect to the Company’s executive compensation programs and non-employee director compensation. Prior to engaging Exequity, and at least annually during the engagement, the Compensation Committee evaluates the independence of Exequity. This review includes receiving information regarding other services, if any, provided by Exequity to the Company, the Board of Directors or other committees of the Board of Directors, and periodically reviewing the fees incurred as a result of such other activities. In 2019, the Compensation Committee determined that Exequity was independent and that the retention of Exequity by the Compensation Committee did not give rise to any conflicts of interest.
Nominating and Corporate Governance Committee
The Governance Committee is responsible for:
•
reviewing and making recommendations on the eligibility criteria for individual Board and committee membership, including the range of skills and expertise, diversity, and independence that should be represented on the Board and its committees;

•
reviewing and recommending the appropriate structure, composition and size of the Board and its committees;

•
identifying and recommending, for the Board’s selection, nominees for election to the Board;

•
considering the Board’s leadership structure, including the separation of the Chairman of the Board and CEO roles and the election of a lead independent director;

•
annually reviewing the Company’s Corporate Governance Guidelines and overseeing other corporate governance practices, including reviewing and recommending to the Board for approval any new or revised guidelines, documents or policies; and

•
overseeing regular evaluations of the Board and its committees and making recommendations to the Board as may be appropriate in light of the results of such evaluation.

Compliance Committee
The members of the Compliance Committee are individuals who, by virtue of their familiarity with law enforcement, regulated businesses, the business activities of the Company, are sensitive to the concerns of state gaming regulators and are capable of ensuring compliance or determining the existence or likelihood of a violation of a law, rule, regulation, policy or procedure applicable to the Company.
The Compliance Committee was established to foster, through robust self-regulatory policies and procedures, compliance with applicable laws relating to the Company’s gaming businesses and to prevent, to the fullest extent possible, any involvement by the Company in any activities that could pose a threat to the reputation and integrity of the Company’s operations.

Director Selection Process

The Governance Committee considers candidates for Board membership suggested by, among others, its members, other Board members and management. The Governance Committee will also consider recommendations of nominees for directors by shareholders (for information relating to the nominations of directors by our shareholders, please see “Director Nominations by Shareholders” on page 52). In addition, the Governance Committee has authority to engage a search firm to assist in the identification of director candidates, to approve the search firm fees (which are paid by the Company) and other retention terms, and to obtain advice and assistance from internal and external legal, accounting or other advisors. In selecting nominees for director, the Governance Committee considers a number of factors, including, but not limited to:
•
a candidate’s ability to effectively represent the interests of the shareholders;

•
whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or a similar position);

•
a candidate’s ability to meet the suitability standards set forth in the Company’s bylaws, as well as the rigorous suitability, investigation and filing requirements of the relevant regulatory agencies in each of the numerous jurisdictions where the Company operates;

•
a candidate’s background and diversity of experience, skill set, independence from management and freedom from potential conflicts of interest with the Company;

•
a candidate’s financial literacy, including whether the candidate can meet the audit committee membership standards set forth in the NASDAQ Rules and SEC rules;

•
whether a candidate is recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

•
a candidate’s ability to work constructively with the Company’s management and other directors; and

•
a candidate’s capacity, taking into consideration the number of other boards on which the candidate serves, to dedicate sufficient time and energy to his or her board and committee duties.

During the process of considering a potential nominee, the Governance Committee and its Company delegates generally request extensive additional information about, and conduct interviews with, the potential nominee. The information expected to be provided includes detailed financial and personal history customarily required by the Company’s gaming and racing regulators. In addition, the Governance Committee will also request that the candidate submit to an investigation overseen by the Chief Compliance Officer to evaluate whether the candidate is suitable to serve on the Board of a publicly traded, multi-jurisdictional, highly regulated gaming and racing company.
Jay A. Snowden was elected to the Board of Directors on August 1, 2019 in conjunction with the announcement of his appointment as the Company’s Chief Executive Officer effective January 1, 2020.

Compensation of Directors

The Company pays fees to each director who is not an employee of the Company. During the year ended December 31, 2019, each non-employee director received an annual cash fee of $50,000, plus an additional $10,000 for service on each of the Audit Committee, the Compensation Committee and the Compliance Committee, as applicable. Each non-employee director had the opportunity to elect to receive his or her annual retainer in the form of shares of restricted stock with forfeiture restrictions lapsing on the first anniversary of the date of grant.
In 2019, each non-employee director (other than the Chairman of the Board) received a grant of phantom stock units or restricted stock at his or her election with a value of $250,000 and the Chairman of the Board received a grant of phantom stock units or restricted stock at his election with a value of $375,000. Each award of phantom stock units or shares of restricted stock vests in three equal annual installments from the date of grant.
2019 Director Compensation Table
The following table sets forth information with respect to all compensation awarded to the Company’s non-employee directors for 2019.
Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)(4)
Peter M. Carlino(1)	50,000	374,996	424,996
David A. Handler(1)	60,000	328,120	388,120
John M. Jacquemin	70,000	249,991	319,991
Barbara Shattuck Kohn	70,000	249,991	319,991
Ronald J. Naples	70,000	249,991	319,991
Saul V. Reibstein	60,000	249,991	309,991
Jane Scaccetti	60,000	249,991	309,991

(1)
On June 12, 2019, Mr. Carlino stepped down as Chairman of the Board and director and became Chairman Emeritus and Mr. Handler became Chairman of the Board.

(2)
In 2019, each non-employee director was permitted to elect to receive his or her retainer in shares of restricted stock, which vest on the first anniversary of the date of grant. In 2019, Messrs. Handler and Reibstein and Ms. Scaccetti elected to receive 3,085 shares of restricted stock in lieu of cash.

(3)
The amounts listed are calculated based on the closing price on the day prior to grant date computed in accordance with FASB ASC Topic 718. In 2019, Mr. Carlino received a grant of phantom stock units with a value of $375,000 for his service as Chairman of the Board. In addition, in 2019, Mr. Handler received a grant of restricted stock with a value of $328,125, of which $250,000 was granted for service as a director of the Company and an additional $78,125 was granted for his service as Chairman of the Board, which was a pro-rated amount.

(4)
As of December 31, 2019, the following stock awards were outstanding: (i) for Mr. Carlino, 49,010 phantom stock units; (ii) for Mr. Handler, 19,820 phantom stock units and 19,870 shares of restricted stock; (iii) for Mr. Jacquemin, 19,820 phantom stock units and 12,853 shares of restricted stock; (iv) for Ms. Kohn, 19,820 phantom stock units and 12,853 shares of restricted stock; (v) for Mr. Naples, 32,673 phantom stock units; (vi) for Mr. Reibstein, 7,151 phantom stock units and 15,938 shares of restricted stock; and (vii) for Ms. Scaccetti, 19,820 phantom stock units and 15,938 shares of restricted stock. As of December 31, 2019, Mr. Reibstein also had 178,179 stock options outstanding related to his previous service as Chief Financial Officer of the Company.

ENVIRONMENTAL, HUMAN CAPITAL MANAGEMENT
AND SOCIAL RESPONSIBILITY
Environmental Responsibility
We are committed to creating a positive impact on the environment and encourage participation in sustainability initiatives at each of our properties, as evidenced by three of our most recent greenfield developments being certified as LEED® Gold or LEED® Silver by the U.S. Green Building Council. We are proactively developing energy efficient and environmentally-conscious projects at our properties to help reduce our carbon footprint and promote environmental sustainability.

GOING GREEN

We know our guests are interested in action that has a meaningful impact on our environment and community. We're working on making some eco-friendly changes and would love to hear your feedback! Our team members, guests, families, and community members appreciate your cooperation as we do our part to ensure a healthy and clean environment for generations to come. — Michael Jerlecki, Vice President and General Manager

ELECTRIC VEHICLE CHARGING

Our electric vehicle charging stations were used over 500 times since February, saving nearly **2,000** gallons of gasoline per year.

RECYCLING

Recycling **34,425 LBS** of paper in the last year conserved 293 trees and 1,721 cubic yards of landfill space.

HOTEL

Installing shampoo and conditioner dispensers in our hotel rooms reduces **92%** of plastic waste produced by individual bottles.

LED BULBS

Switching to LED bulbs reduced our annual electricity consumption by over **770,000 kWh**.

Contact us at (314) 770-8255 | HCGoesGreen@pngaming.com

HOLLYWOOD Casino® ST. LOUIS

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More than 80 percent of our properties have completed an energy-efficient lighting retrofit program and our two current development projects in Pennsylvania are being constructed for energy efficiency. With a longer lifespan than incandescent bulbs and a more efficient use of electricity, LED bulbs allow our properties to collectively reduce their annual energy consumption by millions of kilowatt hours annually. Likewise, by conducting regular audits of energy consumption at the property-level, we develop custom initiatives — such as HVAC energy management projects and thermostat control systems — to ensure the most efficient use of electricity. At Plainridge Park Casino in Massachusetts — a certified LEED® Gold facility — solar panels significantly offset electricity usage from traditional sources.
In 2020, our 23 hotel properties will feature larger, pump-topped dispensers for shampoo, conditioner, and body wash. These new containers can reduce more than 70 percent of the plastic and product waste generated annually by single-use amenity bottles. In an effort to conserve water, most of our hotel locations encourage guests to participate in linen and towel reuse programs. Behind the scenes, low-flow fittings and efficient use of laundry facilities help further curb water waste.
We currently have robust recycling programs in place at most of our properties nationwide (with plans to continue to expand this program), diverting recyclable materials produced by the casino and hotel operations away from landfills. Composting facilities, currently implemented at five locations, allow even more waste to be redirected. Additional waste reduction efforts at select properties — such as the use of plant-based and paper straws, the replacement of paper towels with electric hand dryers, and the elimination of Styrofoam — help further reduce waste directly at the source. These types of broad sustainability programs are designed to eliminate over 25,000 pounds of waste annually at each property.
Diversity and Social Inclusion
Building a diverse workforce is critical to helping us attract and retain the talent needed to advance our business and create outstanding guest experiences at our properties across the country. We welcome and value customers and employees of all backgrounds and are committed to creating both a work force reflective of the local markets and a supplier base that promotes an environment of diversity, equity, inclusion and empowerment. We are proud that 49% of our team members identify as female and 47% identify as minority across the entire enterprise. We also fully support our LGBTQ+ team members and guests. In 2019, we developed standards at each of our properties to ensure accessibility of facilities and training and communication to team members regarding LGBTQ+ rights. In addition, we support local community organizations, such as The LGBTQ Center in Las Vegas, which fights to “protect the well-being, positive image, and human rights of the lesbian, gay, bisexual, transgender, and queer community, its allies, and low to moderate income residents in Southern Nevada.”

We are committed to supporting the well-being and professional development of all of our team members, including tuition reimbursement and other certification programs, with a particular focus on minority and female leadership development. For example, Women Leading at Penn (“WLP”) continued to grow in its second year of operations. The goal of WLP is to network, inspire, and encourage women to pursue leadership roles and to have female executives champion growth and development the property and corporate levels. Through our “Lean In Circles,” we are helping women gaming professionals connect with each other to share advice and best practices and provide the tools and support to ultimately increase the number of women in leadership, specifically at the manager level and above. As a result, women held 34% of the leadership positions at the Company in 2019.
We are very proud of the fact that two members of our Board of Directors — Barbara Shattuck Kohn and Jane Scaccetti — were named to Women Inc.’s list of “2019 Most Influential Corporate Directors.” The Women Inc.’s list features a comprehensive directory of influential female directors, executives, influencers and achievers who are currently serving on the boards of S&P 500/Large-Cap publicly-held companies and making impacts through their leadership.
Finally, we recently launched a targeted employment program for residents of Puerto Rico who were affected by the devastation caused by Hurricane Maria. Our talent acquisition team traveled to Puerto Rico in 2019 to recruit new employees for our properties nationwide and additional recruitment visits are planned for 2020.
Diversity Procurement
We have focused on purchasing from diverse sources for many years. In 2019, following our acquisition of Pinnacle Entertainment, we formally established a committee to implement a corporate-wide Supplier Diversity Initiative to coordinate efforts across all properties regardless of jurisdictional requirements, with the goal of developing new opportunities for diversity business. This initial effort resulted in increasing our diversity spend to over $88 million with businesses owned by minorities, women, disabled individuals and veterans. In 2020, we will be enhancing our efforts through a new membership in the Minority Supplier Diversity Council.
Employee Wellness
We believe a healthy lifestyle contributes to a long and happy life. Part of our commitment to our team members is to promote a culture of wellness that encourages and supports healthy decisions. We want our team members to enjoy their work environment, which includes looking forward to the meals and snacks they consume while they are at work. Our company dining program is a key component of our commitment to our global wellness initiative. The global goals of this initiative include:
•	Providing a high-quality and healthy dining option that positively contributes to the team member experience;
•	Reducing the cost of food and providing standardized portions with healthier ingredients;
•	Creating and implementing “MicroMarkets” that are designed to offer a substantial variety of fresh and healthy foods; and
•	Offering healthy dining education to all team members to assist them in making informed choices about what they consume and purchase.

BRISTOL
ASSOCIATES

SPECTRUM
GAMING GROUP®
Independent Research and Professional Services

2019 EMPLOYER OF FIRST CHOICE

Employer of Choice in the Casino Industry
In 2019, we placed first as the Employer of Choice in the Casino Industry for 2019, under the anonymous survey conducted by the independent advisory groups, Bristol Associates and Spectrum Gaming Group. This award demonstrates our substantial commitment to our team members and our investment in employee engagement.

Supporting our Veterans
In 2019, we joined the U.S. Chamber of Commerce Foundation’s Hiring Our Heroes initiative that connects veterans, service members, and military spouses with meaningful employment opportunities. We are committed to identifying and hiring full-time team members through this program to further unite the military community with our company in order to create economic opportunity and a stronger, more diversified workforce.
Our properties spotlight our team members who served in the military through back-of-house “Honor Wall” displays and special recognitions and events around Veterans Day and throughout the year in our internal newsletter.
“Operation Lead from the Front,” a program launched by the IM ABLE Foundation with seed money from us, was designed to match military veterans with children with disabilities in their communities to help the veterans rediscover meaning, purpose, and connection through a new mission of mentoring and helping them stay active through adaptive workouts. The program capitalizes on leadership traits of the veterans and forms a meaningful and reciprocally motivating relationship.
We are also a lead funder of a local scholarship program for veterans wishing to pursue vocational careers at Reading Area Community College in Pennsylvania. In addition, the Penn National Gaming Foundation is supporting the development of a new homeless shelter for hundreds of veterans and their families in Berks County, Pennsylvania.
Veteran Alan Coderre (USMC) and adaptive athlete Robert DiBona
Response to COVID-19 Pandemic
As the world continues to grapple with this unprecedented public health crisis, our hearts go out to all of our first responders, healthcare workers, team members, customers and all those affected by the COVID-19 pandemic.
We are proud of the fact that when the orders came down to temporarily suspend operations at our 41 facilities in 19 states, our team members managed the process in a safe and orderly fashion, ensuring the health and well-being of our guests. We are equally proud of the fact that since closing our doors, our properties have donated more than 45 tons of food to local food banks and homeless shelters in our communities, ensuring our perishable food items can help those in need. In addition, we have donated thousands of unused masks and surgical gloves to first responders and health care providers, as well as provided hotel rooms to our heroes on the front lines of this battle, and several of our properties have been used as staging areas for food distribution to those in need.

PENN NATIONAL GAMING, INC.®

#thisispenn

L'AUBERGE

ARGOSY

LAS VEGAS

While the Company continued to pay all of its employees through the end of March 2020, given the uncertainty about the duration of the pandemic, and with no revenues for an undefined period of time, we were left with no choice but to require unpaid furloughs for approximately 26,000 members of our workforce, including a vast majority of our corporate team members, beginning on April 1, 2020. This decision was incredibly difficult to make and, to try to help ease some of the burden, we are maintaining medical benefits through June 30, 2020 for those team members who are currently enrolled in our health plans. The remaining, mission critical staff took immediate, meaningful pay cuts, and our Board of Directors elected to forgo their cash compensation until further notice.

Penn National has been actively involved at all levels of government aggressively advocating for various programs that will support our team members during the furlough. Our Company continues to work closely with the American Gaming Association, state gaming associations, and our respective federal and state legislative delegations in each of the communities in which we operate to advocate for key measures that will provide much needed relief to our workforce and our industry.
In addition, the Penn National Gaming Foundation established a COVID-19 Emergency Relief Fund to assist our team members and local relief organizations affected by the COVID-19 pandemic. Already, more than $1.7 million has been raised through personal donations from our Chief Executive Officer, senior management team, Board of Directors and property general managers, in addition to contributions from our Foundation and property employee assistance funds.
Since the time we were required to temporarily close, we have been busy deep cleaning all of our facilities. In preparation for the eventual reopening of our properties, our remaining Corporate and property management teams have been actively engaged in discussions with our regulators and local and state governments and health authorities to develop comprehensive reopening protocols, which are entirely focused on keeping our guests and team members safe.
Community Involvement
The Penn National Gaming Foundation, a 501(c)(3) not-for-profit organization (“Foundation”), was launched in 2005 in the wake of Hurricane Katrina to assist the nearly 2,000 of our team members in Mississippi and Louisiana who were impacted by one of the most devastating storms in our nation’s history. Today, the Foundation focuses its efforts on supporting charities within our corporate region, which includes the Las Vegas Service Center, as well as supplementing the significant contributions our properties separately make in their communities. The Foundation has also supported relief efforts for multiple other natural disasters through the years, such as Hurricanes Gustav and Harvey, as well as helping with the medical expenses of one of our team members who was a victim in the Route 91 Harvest Music Festival shooting in Las Vegas.
When not addressing a public health crisis or responding to a natural disaster, the Foundation generally focuses on the following key areas of need: Community Development, Human Services, Cultural Affairs & Diversity and Health and Medical-related programs.
Last year, we contributed approximately $3.5 million to worthwhile causes and millions of dollars more in local development incentives, in addition to donating thousands of volunteer hours by team members in our respective communities. Some of the organizations that benefit from our support include the following:
We, our properties, and our team members nationwide are actively involved in the American Cancer Society’s Relay for Life. In our first three years of participating, we have raised more than $1 million companywide for important cancer research. Each year, our Corporate office has provided a $50,000 match to what our properties can raise through this effort, as well as contributing $50,000 annually to the ACS’ “CEOs Against Cancer,” of which Jay Snowden is a member of the Board of Directors.

At Metanoia Gala, from left: Michelle and State Senator Ronnie Johns, Donna and Governor John Bel Edwards, Reverend Jeff Bayh, Mary Kadair, and Eric Schippers, Sr. Vice President, Penn National Gaming.
We and our L’Auberge Casino Hotel Baton Rouge are leading sponsors and active volunteers for Metanoia Manor, a one-of-a-kind refuge for adolescent victims of human trafficking in Louisiana. Metanoia’s shelter can currently house sixteen children, each with a private room and bath. Staffed by professionals that include physicians, nurses, social workers, educators, and others, Metanoia seeks to rehabilitate the children until they are ready to return safely into society.
We have contributed more than $150,000 to the cause over the last three years. In addition, we have hosted two law enforcement summits at our Lake Charles, Louisiana facility for officials from Texas and Louisiana to share best practices and discuss potential new legislation to help fight human trafficking. The group has now grown to include officials from Arkansas and Mississippi.
Collectively, Penn National’s properties across the country gave $18.3 million in 2019 to numerous local charitable organizations, philanthropic programs and economic development initiatives.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Information about Nominees and Other Directors

The Board of Directors currently consists of seven members: David A. Handler (Chairman), John M. Jacquemin, Barbara Shattuck Kohn, Ronald J. Naples, Saul V. Reibstein, Jane Scaccetti and Jay A. Snowden. The directors are organized into three classes, with each class elected to serve a three year term. Two Class III directors will be elected at the Annual Meeting to hold office, subject to the provisions of the Company’s bylaws, until the annual meeting of shareholders of the Company to be held in 2023 and until their respective successors are duly elected and qualified.
Class III Nominees
The following table sets forth the name, independence status, number of other public company boards, principal occupation and term of service of each person who has been nominated to be a director of the Company. Each nominee has consented to be named as a nominee and, to the knowledge of the Company, is willing to serve as a director, if elected. Should either of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies may be voted by the holders of the proxies for a substitute nominee (unless a proxy contains instructions to the contrary).
Name of Nominee	Independent	Other Public Company Boards	Principal Occupation	Term (if elected)
Jane Scaccetti	Yes	1	CEO of Drucker & Scaccetti, P.C.	2023
Jay A. Snowden	No	None	President and Chief Executive Officer of Penn National Gaming, Inc.	2023
Nominee Qualifications
Jane Scaccetti Class III Director Age: 66 Director Since: 2015
Business Experience:   Ms. Scaccetti is the Chief Executive Officer of Drucker & Scaccetti, P.C., a public accounting and business advisory firm, of which she has been a principal since 1990. In addition, Ms. Scaccetti is a member of the Board of Directors of Myers Industries, Inc., a New York Stock Exchange listed company, and is a member of its Audit and Governance Committees. Ms. Scaccetti also serves as a director of Mathematica Policy Research, Inc., trustee of Temple University, and a trustee of Salus University. In addition, Ms. Scaccetti served as a director and audit committee chair of The Pep Boys — Manny, Moe & Jack from 2002 until 2016; and of Nutrition Management Services Company from 1992 until 2010. Ms. Scaccetti was named to Women Inc.’s list of “2019 Most Influential Corporate Directors.”
Other Public Company Boards:   Myers Industries, Inc.
Ms. Scaccetti brings financial expertise as a practicing CPA since 1977, as well as her management expertise as chief executive officer of a public accounting and business advisory firm and as a director of other publicly traded companies. Her experience brings unique perspective to the Board and the Board is enhanced by Ms. Scaccetti’s financial sophistication and expertise.

Jay A. Snowden Class III Director Age: 44 Director Since: 2019
Business Experience:   In August 2019, the Board elected Mr. Snowden as a Board member. Effective January 1, 2020, Mr. Snowden became the Company’s Chief Executive Officer. Mr. Snowden joined the Company in October 2011 as Senior Vice President-Regional Operations. In January 2014, Mr. Snowden became the Company’s Chief Operating Officer and in March 2017, Mr. Snowden became President and Chief Operating Officer. Prior to joining the Company, Mr. Snowden was the Senior Vice President and General Manager of Caesars and Harrah’s in Atlantic City, and prior to that, held various leadership positions with them in St. Louis, San Diego and Las Vegas.
Other Public Company Boards:   None
Mr. Snowden brings well-established gaming and hospitality experience to our Board of Directors based on his extensive experience working in the gaming industry.Given his achievements in leading the operations of the Company as President and Chief Operating Officer and now as President and Chief Executive Officer, he also has unique perspectives and experience related to the gaming operations of the Company and the broader gaming industry.

In addition to the qualifications of each nominee for director described above, Jane Scaccetti and Jay A. Snowden are standing for re-election based upon the judgment, financial acumen and skill they have demonstrated as Board members, as well as their demonstrated commitment to serve on the Board.
The Board of Directors unanimously recommends that the shareholders vote “FOR” each of the nominees.
Continuing Directors
The following table sets forth the name, independence status, number of other public company boards, principal occupation and term of service of each person who will continue as a director after the Annual Meeting.
Name	Independent	Other Public Company Boards	Principal Occupation	Term Expires
Class I Directors:
David A. Handler	Yes	None	Partner, Centerview Partners	2021
John M. Jacquemin	Yes	None	President, Mooring Financial Corporation	2021
Class II Directors:
Barbara Shattuck Kohn	Yes	1	Former Principal of Hammond Hanlon Camp LLC	2022
Ronald J. Naples	Yes	1	Director of P.H. Glatfelter Company, Glenmede Trust Company and the Philadelphia Contributionship	2022
Saul V. Reibstein	No	1	Former Executive Vice President, Chief Financial Officer and Treasurer of Penn National Gaming, Inc.	2022

Continuing Directors’ Qualifications
David A. Handler Class I Director Age: 55 Director Since: 1994
Business Experience:   Mr. Handler has served as the Company’s Chairman of the Board since June 2019 and as a director since 1994. In August 2008, Mr. Handler joined Centerview Partners as a Partner. Centerview Partners is an independent financial advisory and private equity firm. From April 2006 to August 2008, he was a Managing Director at UBS Investment Bank.
Other Public Company Boards:   None.
Mr. Handler has considerable investment banking and capital markets experience, which includes a focus on mergers and acquisitions and other significant transactions (including many in the technology space), which compliments his long-term exposure to the gaming industry. Mr. Handler’s background has been an invaluable asset to the Company over the years, particularly in connection with evaluating potential acquisitions and financing opportunities.

John M. Jacquemin Class I Director Age: 72 Director Since: 1995
Business Experience:   Mr. Jacquemin is President of Mooring Financial Corporation, a group of financial services companies founded by Mr. Jacquemin in 1982 that specializes in the purchase and administration of commercial loan portfolios.
Other Public Company Boards:   None.
Mr. Jacquemin has significant experience with private equity funds specializing in restructurings, workouts and the valuation of distressed debt. The nature of these investments requires a sophisticated understanding of financial statements to enable the identification of growth opportunities in troubled companies, as well as valuation expertise. This experience brings unique perspective to the Board and is enhanced by Mr. Jacquemin’s financial sophistication and financial statement expertise and long-term exposure to the gaming industry.

Barbara Shattuck Kohn Class II Director Age: 69 Director Since: 2004
Business Experience:   Ms. Kohn serves as a director of Fluent, Inc. Ms. Kohn was a Principal at Hammond Hanlon Camp LLC, a strategic advisory and investment banking firm from 2012 to 2018. Ms. Kohn also serves as a director of Emblem Health, one of the nation’s largest nonprofit health plans. She has previously served as a director of Computer Task Group and a division of Sunlife Financial Corporation. Prior to joining Hammond Hanlon Camp LLC in 2012, Ms. Kohn was a Managing Director of Morgan Keegan — Raymond James. Morgan Keegan & Company, Inc. was acquired by Raymond James Financial from Regions Financial Corp. and was the successor to Shattuck Hammond Partners, an investment banking firm Ms. Kohn co-founded in 1993. Prior to 1993, she spent 11 years at Cain Brothers, Shattuck & Company, Inc., an investment banking firm she also co-founded. From 1976 to 1982, she was a Vice President of Goldman, Sachs & Co. Ms. Kohn began her career as a municipal bond analyst at Standard & Poor’s Corporation. Ms. Kohn was named to Women Inc.’s list of “2019 Most Influential Corporate Directors.”
Other Public Company Boards:   Fluent, Inc.
Ms. Kohn has substantial experience in investment banking, capital markets and project finance. Further, she possesses the experience, financial sophistication and financial statement expertise necessary to evaluate potential acquisition and financing opportunities for the Company, and she was instrumental in evaluating both the preferred equity investment in the Company by Fortress Investment Group, LLC in 2008 and the Spin-Off in 2013. This financial background is ideally suited for Ms. Kohn’s service on the Audit and Compensation Committees, and her reputation, integrity, judgment and proven leadership ability meets both the Board’s high standards and the rigorous requirements of the various regulatory agencies with jurisdiction over the Company.

Ronald J. Naples Class II Director Age: 73 Director Since: 2013
Business Experience:   Mr. Naples serves as a director of P.H. Glatfelter Company, Glenmede Trust Company and the Philadelphia Contributionship. Mr. Naples served as Chairman of the Pennsylvania Stimulus Oversight Commission and Chief Accountability Officer for the Commonwealth of Pennsylvania, having been appointed to that position by the Governor of Pennsylvania, from April 2009 until February 2011. From 1997 until May 2009, Mr. Naples was the Chairman of Quaker Chemical Corporation, a public specialty chemical company serving the metalworking and manufacturing industries worldwide, and served as Quaker’s Chief Executive Officer from 1995 to 2008. Previously, Mr. Naples was Chairman and Chief Executive Officer of Hunt Manufacturing Company, a public company, from 1981 to 1995. He also served as Chairman of the Federal Reserve Bank of Philadelphia.
Other Public Company Boards:   P.H. Glatfelter Company
Mr. Naples has significant business experience as a chief executive officer and director of large, publicly traded corporations. Mr. Naples has significant government and regulatory experience as Chairman of the Pennsylvania Stimulus Oversight Commission and Chief Accountability Officer for the Commonwealth of Pennsylvania and as Chairman of the Federal Reserve Bank of Philadelphia. Mr. Naples’ impressive educational background and distinguished military career as well as his reputation, integrity, judgment and proven leadership ability that meets both the Board’s high standards and the rigorous requirements of the various regulatory agencies with jurisdiction over the Company. In addition, Mr. Naples’ military, leadership and regulated company experience is invaluable in the context of his service on the Compliance Committee.

Saul V. Reibstein Class II Director Age: 71 Director Since: 2018 (and previously a director from 2011 to 2014)
Business Experience:   Mr. Reibstein served on the Company’s Board of Directors and was Chairman of the Audit Committee from June 2011 until his appointment as Senior Vice President and Chief Financial Officer in November 2013. Mr. Reibstein retired as the Company’s Executive Vice President, Chief Financial Officer and Treasurer on December 31, 2016 and was employed by the Company as an executive advisor from January 1, 2017 through December 31, 2017. From 2004 until joining the Company as an executive, Mr. Reibstein served as a member of the senior management team of CBIZ, Inc., a New York Stock Exchange-listed professional services company, where, as Executive Managing Director, he was responsible for the management of the CBIZ New York City Financial Services office operations and the overall international activities of the Financial Services Group. Mr. Reibstein has over 40 years of public accounting experience, including 11 years serving as a partner in BDO Seidman, a national accounting services firm, where he was the partner in charge of the Philadelphia office from June 1997 to December 2001 and Regional Business Line Leader from December 2001 until September 2004. In addition, since July 2010, Mr. Reibstein has served as a member of the Board of Directors of Vishay Precision Group, Inc., a publicly traded company, where he is Chairman of the Audit Committee and a member of both of its Compensation and Nominating and Corporate Governance Committees. Mr. Reibstein is a licensed CPA in Pennsylvania and received a Bachelor of Business Administration from Temple University.
Other Public Company Boards:   Vishay Precision Group, Inc.
Mr. Reibstein brings to our Board extensive familiarity with the Company and the gaming industry, having previously served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, as well as accounting, finance, risk management and strategic management expertise for both public and private companies, including gaming companies.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR 2020
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and the shareholders are being asked to ratify this selection. Deloitte has served as the Company’s independent registered public accounting firm since 2017. All audit and non-audit services provided by
Deloitte are approved by the Audit Committee. Deloitte has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Deloitte are expected to virtually attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Professional Fees
A description of aggregate fees for professional services performed by Deloitte, which served as our independent public accounting firm for fiscal 2019 and 2018, is as follows:
	Fiscal 2019	Fiscal 2018
Audit Fees(1)	$6,302,934	$6,440,714
Audit-Related Fees(2)	$160,000	$531,919
Tax Fees	—	—
Other Fees(3)	$6,895	$10,000
Total Fees	$6,469,829	$6,982,633

(1)
Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings. Audit fees also include the audit of the Company’s internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002. In addition, audit fees in 2019 included $600,000 for regulatory audits for Greektown and Penn Interactive and audit procedures related to Margaritaville. Further, audit fees in 2018 included approximately $1.4 million in fees associated with the Pinnacle acquisition with respect to audit procedures of the financial statements of Pinnacle for the period from January 1, 2018 to October 14, 2018 and audit procedures for business combination accounting.

(2)
Audit related fees in 2019 included purchase price accounting and lease assessments for the Greektown and Margaritaville transactions. Audit related fees in 2018 included $451,300 for due diligence costs.

(3)
Other fees include fees with respect to state regulatory filings.

Audit Committee Pre-Approval Policy
The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy provides for the pre-approval of audit and non-audit services performed by the Company’s independent registered public accounting firm. Under the policy, the Audit Committee may pre-approve specific services, including fee levels, by the independent registered public accounting firm in a designated category (audit, audit-related, tax services and all other services). The
Audit Committee may delegate, in writing, this authority to one or more of its members, provided that the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting. In 2019, all of the services provided by Deloitte were approved by the Audit Committee prior to commencement of services.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

AUDIT COMMITTEE REPORT
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee is responsible for appointing, compensating, overseeing and, where appropriate, discharging and replacing the Company’s independent registered public accounting firm (the “independent accounting firm”). In addition, the Audit Committee is involved in the selection of the lead audit engagement partner whenever a rotational change is required by applicable law or listing standards or for any other reason. The independent accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. In addition, the independent accounting firm will express its own opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.
The function of the Audit Committee is not intended to duplicate or attest as to the activities of management and the independent accounting firm, nor can the Audit Committee certify that the independent accounting firm is “independent” under applicable rules. The Audit Committee serves a board level oversight role, in which it provides advice, counsel and direction to management and the independent accounting firm on the basis of the information it receives, discussions with management and the independent accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee met and held numerous discussions with management and the independent accounting firm during 2019. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accounting firm. The Audit Committee discussed with the independent accounting firm matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board.
The independent accounting firm also provided to the Audit Committee the written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, Communications with Audit Committees Concerning Independence, and the Audit Committee discussed with the independent accounting firm the firm’s independence.
Based upon the Audit Committee’s discussion with management and the independent accounting firm and the Audit Committee’s review of the representations of management and the report of the independent accounting firm on the Consolidated Financial Statements, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on February 27, 2020.
Audit Committee of the
Board of Directors
Jane Scaccetti, Chair
John M. Jacquemin
Barbara Shattuck Kohn

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE COMPENSATION PAID TO
THE COMPANY’S NAMED EXECUTIVE OFFICERS
We are pleased to provide our shareholders with the opportunity to approve, on an advisory basis, determinations made by the Compensation Committee and the Board of Directors regarding the compensation of our named executive officers for 2019, pursuant to Section 14 of the Exchange Act, as described in the Compensation Discussion and Analysis section, and the subsequent tabular and narrative disclosure beginning on page 24 of this Proxy Statement (the “CD&A”). We currently conduct this advisory vote on an annual basis. We are requesting your nonbinding vote on the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure included in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders.”
We believe shareholders should approve of the Company’s 2019 compensation program because it is appropriate in the context of industry standards and is heavily weighted towards performance-based compensation that aligns executive compensation with shareholder interests. As more specifically described in the CD&A, the Committee believes the compensation paid to Mr. Wilmott, the Company’s Chief Executive Officer in 2019, is reasonable and appropriate in light of the Company’s scale, objectives, achievements and performance.
We urge you to carefully review the CD&A so that you have a complete understanding of how important our compensation program is to the continued success of the Company. You will find in the CD&A a detailed discussion of the Company’s pay-for-performance compensation philosophy, the elements of our compensation program and the specific payments made to named executive officers with respect to 2019. The Company’s compensation program is fundamental to the approach we employ to attract, motivate and, most importantly, retain our named executive officers. To that end, we believe we have designed a compensation program that is strongly grounded on pay-for-performance principles, and which features a significant amount of “at risk” compensation, as described in more detail in the CD&A. This strategy continues to pay dividends. The Company’s recent performance, inclusive of 2019, has been strong, based in large part on the focused and strategic leadership of the Company’s management team.
We believe that the Company’s 2019 achievements, as illustrated on page 25, coupled with the Company’s record of providing long-term value creation amply supports the compensation paid to the named executive officers. As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, we urge you to endorse our pay-for-performance compensation program, particularly in light of the Company’s strong performance and significant achievements over both the short-term and long-term.
The next advisory vote to approve the compensation of our named executive officers will take place at the 2021 Annual Meeting of Shareholders.

The Board of Directors unanimously recommends that shareholders cast their advisory vote “FOR” approval of the compensation of the named executive officers for 2019.

COMPENSATION DISCUSSION AND ANALYSIS
For purposes of the following CD&A, unless context otherwise requires, the terms “Committee,” “we” or “our” refer to the Compensation Committee of the Board, a Committee made up of entirely independent directors.
Executive Compensation Highlights

Our compensation program:
•
Includes a mix of fixed and variable pay (with objective measures) designed to create sustainable long-term value for our shareholders;

•
Defers a significant portion of variable pay as equity based awards, encouraging both shareholder alignment and executive retention;

•
Includes both long-term and short-term components;

•
Focuses on “at risk” compensation, with 82% of our CEO’s total compensation at risk in 2019;

•
Benchmarks compensation at the median of an appropriate industry peer group; and

•
Implements performance based vesting for a meaningful portion of equity awards for the Company’s named executive officers.

Key Features of our Executive Compensation Program
What We Do	What We Don’t Do
Align Pay with Performance — Our program design and outcomes focus on “at risk” compensation to better align compensation earned with the Company’s performance	No Single Trigger Change in Control — We do not provide for single trigger vesting or unusual severance multiples upon a change in control in our equity plan and employment agreements

Performance Awards — Our program includes equity awards with performance based vesting paid at the end of the three year period with 67% of long-term incentive pay to named executive officers tied to performance metrics
No Tax Gross Ups — Our employment agreements do not contain tax indemnification provisions
Multiple and Objective Performance Metrics — Incentive compensation is tied to both short and long-term measures to ensure balanced incentives	No Discounting or Repricing of Options — We prohibit discounting or repricing options and restrict margin lending
Share Ownership Guidelines — All directors and named executive officers exceed the Company’s significant stock ownership requirements	No Supplemental Retirement Plans — We do not have any defined benefit pension programs or other supplemental executive retirement plans
Clawback Policy — Our policy provides for the recovery of compensation in certain circumstances	No Excessive Perquisites — Our executive officers have very limited perquisites
Equity Awards Policy — Our policy ensures consistency in application of the Company’s equity award process	No Hedging or Pledging — Hedging and pledging of the Company’s stock is prohibited
Minimum Vesting — Our current long-term equity plan includes a minimum vesting period of one year for all awards	No Liberal Share Counting — We prohibit “liberal share counting” under the Company’s equity plans
Fungible Share Ratio — Our long-term equity plan incorporates a fungible share ratio feature	No Excess Dilution — We limit dilution by carefully monitoring burn rate and overhang
Independent Consultant — We utilize an independent compensation consultant	No Minimum Payouts — Our long-term equity plan does not include a minimum payout
Appropriate Peer Group — We benchmark our compensation against appropriate industry peers with whom we compete for talent	No Arbitrary Awards — There is very little discretion in the granting of awards

Share Repurchase Program — We use share repurchase programs (when appropriate) to capitalize on prudent stock repurchase opportunities that help offset the potential dilution from shares granted pursuant to incentive awards
No Block Equity Grants — We do not make block equity grants

Executive Summary

2019 AND 2020 FINANCIAL AND OPERATING ACHIEVEMENTS

Record Financial Performance
In 2019, we exceeded financial guidance and had record revenues of $5.3 billion, which was an increase of 48% from 2018. In addition, we had a net income of $43.1 million in 2019, principally driven by $173.1 million of impairment losses, as compared to net income of $93.5 million in 2018. In addition, we had Adjusted EBITDAR* of $1.6 billion, which was an increase of 54% from 2018.

Industry Leading Margins
We have implemented strategic initiatives leveraging the Company’s scale following the Pinnacle acquisition. Along with our prior initiatives, these programs, which include both revenue enhancement and cost saving components, are expected to improve the Company’s property level operating margins. In 2019, we improved our margin and achieved an industry leading margin.

Growth by Acquisitions and Development
After the recent acquisitions of Margaritaville Resorts Casino in Bossier City, Louisiana and Greektown Casino-Hotel in Detroit, Michigan, we began constructing two new “satellite” casinos in Pennsylvania — Hollywood Casino Morgantown and Hollywood Casino York. We have suspended construction on the Pennsylvania developments due to COVID-19.

Employer of Choice in the Casino Industry
In 2019, we placed first as the Employer of Choice in the Casino Industry for 2019, pursuant to the survey conducted by the independent advisory groups, Bristol Associates and Spectrum Gaming Group.

Pinnacle Integration
On October 15, 2018, the Company acquired Pinnacle Entertainment, Inc., in a transaction that significantly expanded the Company’s position as the nation’s leading regional gaming operator. In connection with the integration, we were able to substantially exceed our projections and deliver $87 million in cost synergies by the end of 2019.

Omni-Channel Growth
Penn Interactive — In 2019, we launched our online casino games in Pennsylvania through our HollywoodCasino.com gaming platform. We opened a number of our internally-branded retail sports books in Indiana, Iowa, Michigan, Mississippi, Pennsylvania, and West Virginia. In 2020, we anticipate opening retail sportsbooks at our properties in Colorado and Illinois. In addition, we entered into long-term market access agreements with leading sports betting operators (Draft Kings, PointsBet, theScore and The Stars Group), which we expect to fund our own online sports betting and iCasino business.
Barstool Sports — In February 2020, we acquired approximately 36% of the common stock of Barstool Sports, Inc., a leading digital sports, entertainment and media platform. In connection with the Barstool Sports investment, we became Barstool Sports’ exclusive gaming partner for up to 40 years and have the right to utilize the Barstool Sports brand for all of our online and retail sports betting and iCasino products. We expect to launch our online sports gaming app called Barstool Sports in the third quarter of 2020 and anticipate that this transaction will facilitate the Company’s omni-channel growth.

Tropicana, Morgantown and Perryville Transactions
On March 27, 2020, we entered into a binding term sheet with our principal landlord, Gaming & Leisure Properties, Inc. (“GLPI”) involving the sale of the Tropicana Las Vegas real estate assets and a new ground lease for our planned Category 4 casino in Morgantown, Pennsylvania, in exchange for $337.5 million in rent credits and the ability to participate in additional upside from the eventual sale of Tropicana Las Vegas by GLPI. In addition, the deal includes an option for us to acquire the operations of GLPI’s Hollywood Casino in Perryville, Maryland in 2021. On April 16, 2020, we closed on the sale of the Tropicana Las Vegas real estate assets to GLPI. We expect to close the Morgantown transaction in the second quartes of 2020.

*
This is a non-GAAP financial measure. See Reconciliations and Non-GAAP Financial Measures in this Proxy Statement.

RECORD FINANCIAL RESULTS
The Company achieved record financial results for 2019 in revenues and Adjusted EBITDAR.*

*
This is a non-GAAP financial measure. See Reconciliations and Non-GAAP Financial Measures in this Proxy Statement.

The Company’s total target compensation in 2019 for its top four executive officers was approximately 5% below the market median for the top four executives at peer companies (based on a comparison of the Company’s top four executives’ 2019 total target pay to the 2018 peer company total target pay levels, as disclosed in the peer companies’ 2019 proxy statements).**

**
Excludes CEO pay for Red Rock Resorts, Inc. due to lack of participation in a long-term incentive program.

Key Compensation Practices

The Committee, in consultation with Exequity, management and the full Board, routinely considers compensation practices suggested by the Company’s shareholders as a result of the Company’s shareholder outreach efforts, as well as those identified as “best practices” by various market constituents. With all such suggestions, we strive to incorporate into our compensation program the practices we believe will most effectively support the Company’s continuing efforts to create shareholder value. Over the last several years we have incorporated many of these practices into our compensation program, which are discussed on page  28 of this Proxy Statement.
We will continue to evaluate and consider input from our shareholders and emerging “best practices” to ensure that our compensation programs contain the features necessary to properly align the interests of our executives with the interests of our shareholders.

Shareholder Outreach and Say on Pay Vote

We received 98% support for our say on pay vote in 2019. We believe this overwhelming level of support demonstrates that our shareholders recognize our commitment to incorporating “best practices” into our compensation program, as well as our continuing sensitivity to shareholder views on compensation. During 2019, the Company continued its long standing practice of detailed, frequent communication and discussion with shareholders, including outreach to most of our top 40 shareholders regarding executive compensation and corporate governance issues as well as typical investor relations matters.
The Company continues to hold quarterly conference calls in which management limits its prepared remarks in favor of creating an open forum to allow shareholders and analysts an opportunity to ask about matters of most interest to them. The Company also continues to provide financial and other disclosure beyond that which is required by the SEC on matters such as management’s views on Company performance, industry trends and pending legislation. Further, members of the Company’s senior management team maintain an active schedule of participation at institutional investor conferences, shareholder meetings and management staffed tours of our properties. We also regularly host investor and analyst meetings at our corporate offices and arrange for investors and analysts to visit our properties (before and after they open) and meet with local management. At the Global Gaming Expo (G2E), the gaming industry’s annual trade show in Las Vegas, our executives participated in a significant number of investor events and conducted a large number of group meetings with analysts and investors. These outreach efforts provide investors and prospective investors with constructive forums to discuss a wide variety of important subjects with management, including executive compensation, and provide useful feedback for management.
We believe our discussions with investors have been especially important with regard to our compensation program. For instance, based in part on our dialogue with shareholders, the Company has implemented performance share programs for the Company’s top executives, which contain performance based vesting for a meaningful portion of equity awards.

Executive Compensation Benchmarking Peer Group

We review the Company’s peer group each year to determine whether any changes are warranted from the prior year’s peer group. The companies that make up the Company’s peer group are its business competitors as well as its primary source of, and primary competition for, executive talent. Many of the Company’s executives have been recruited from these other gaming enterprises. In addition, since gaming is an increasingly specialized and regulated industry, it takes a high degree of experience and prior knowledge to provide effective oversight and guidance to multiple gaming properties in a variety of jurisdictions (all of which is even more important as the Company evolves into more interactive businesses). Further, the Company’s executive officers are required to submit to extensive investigations conducted by the state police, or an equivalent investigatory agency, of their personal and family financial records, their character and their competency in order to be found “suitable” to serve in their respective capacities in each of the jurisdictions in which the Company operates. Accordingly, the pool for executives capable of and willing to serve in an executive capacity in a publicly traded, multi-jurisdictional gaming and racing company tends to be limited, and in many cases consists mostly of individuals who are already working within the gaming industry and within our peer group. For these reasons, along with the continued growth of our Company, we have determined that the appropriate peer group for the Company consists of the most prominent companies in the commercial gaming industry. We believe that this peer group is appropriate for determining relative industry performance as well as for recruitment and retention purposes.
For compensation comparison purposes for 2019, we used the following peer group:
•
Boyd Gaming Corporation,

•
Caesars Entertainment Corporation,

•
Eldorado Resorts, Inc.,

•
Las Vegas Sands Corp.,

•
MGM Resorts International,

•
Red Rock Resorts, Inc., and

•
Wynn Resorts, Ltd.

Overview of Compensation Program

Objectives of Compensation Program
The overall objective of the Company’s executive compensation program is to compensate members of management in a manner that most effectively incentivizes them to maximize shareholder value without taking undue financial risks. At the same time, the executive compensation program is intended to enable the Company to attract and retain the executive talent needed to grow and advance the strategic interests of an increasingly larger and more complex entity. For context, as of December 31, 2019, the Company operated 41 properties in 19 states, employed over 28,000 full and part-time employees and 2019 revenues were $5.3 billion. In an environment where (i) the number of traditional gaming venues has grown exponentially in the U.S. and abroad over the last decade (increasing both the number of business competitors and competitors for talent, (ii) alternatives such as gaming REITs (of which there are now three) and spin-offs, as well as the continued involvement of private equity investment, are continuing to proliferate and (iii) internet gaming, sports wagering, social gaming, fantasy sports, and e-sports are rapidly gaining in popularity, the competition for executive talent in our industry has grown sharply. These factors are specifically contemplated in the Company’s compensation objectives, which are to:
•
Align executive pay opportunities with shareholder value creation;

•
Create a pay-for-performance compensation program that will appropriately reward management for operational and strategic development success; and

•
Attract and retain the best possible management team for the Company to increase shareholder value and maintain the Company’s well-established reputation in the capital markets.

Compensation Philosophy
To support the Company’s compensation program objectives, we have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:
The Company intends to maintain an executive compensation program designed to attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company offers a compensation and benefits program that is competitive with that of its peers and rewards the skills and expertise of its executive team. The
Company’s program is designed to motivate and reward executives to achieve and exceed targeted results and improve shareholder value. Compensation received by the executives will be commensurate with the performance of the Company, prevailing market rates in the industry, and their own individual contributions by linking compensation to the achievement of objectively measured goals.
Risk Assessment
In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk-taking. As a result, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed and set annually. Annual short-term incentive pay is focused on achievement of certain specific, readily quantifiable and meaningful financial goals and is determined using absolute and objective performance criteria. The other major component of our executive officers’ compensation is long-term incentives through a mix (which may vary from year to year and by level) of stock options, performance-based restricted stock awards and phantom stock units that we believe are important to help further align executives’ interests with those of our shareholders. Such grants are subject to long-term vesting schedules, and senior executives are subject to minimum stock ownership requirements, to help ensure that executives always have significant value tied to long-term stock price performance. In addition, we have share ownership guidelines requiring that our senior executives own a certain multiple of their base salary (ranging from two to five times) of Penn equity within five years of assuming their current position. Once achieved, ownership of the required amount must be maintained for as long as the individual is subject to the guidelines. We believe that the annual short term incentive pay is balanced by our long-term incentive compensation, which are granted annually, always leaving our executives subject to risk of stock price movement. In addition, both our short term incentive pay and long-term incentive pay are subject to maximum payout ceilings. These cash and incentive awards, especially when combined with the compensation clawback policy described on page  36 of this Proxy Statement, appropriately balance payment for performance and alignment of executive compensation with shareholders without encouraging imprudent or excessive risk taking. Based on the Committee’s review of the above factors, the Committee determined that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.
2019 Named Executive Officers
For 2019, our named executive officers were:
Executive	2019 Title
Timothy J. Wilmott*	Chief Executive Officer
Jay A. Snowden*	President and Chief Operating Officer
William J. Fair**	Executive Vice President and Chief Financial Officer
Carl Sottosanti	Executive Vice President, General Counsel and Secretary

*
Mr. Wilmott retired and resigned as Chief Executive Officer on December 31, 2019 and Mr. Snowden became Chief Executive Officer effective January 1, 2020. For a summary of the agreement relating to Mr. Wilmott’s retirement as Chief Executive Officer, see “Wilmott Separation and Transition Agreement” in this Proxy Statement.

**
Mr. Fair resigned as Executive Vice President and Chief Financial Officer on March 3, 2020. David Williams became Executive Vice President and Chief Financial Officer on March 3, 2020. For a summary of the agreement relating to Mr. Fair’s departure as Executive Vice President and Chief Financial Officer, see “Fair Executive Agreement” in this Proxy Statement.

Elements of Compensation
We have designed a compensation program that is substantially weighted towards performance-based compensation, and which uses performance metrics designed to ensure that management is appropriately incentivized across a number of different business environments, while also appropriately considering each of the principal objectives of the Company’s business strategy. To that end, our compensation program is strongly grounded in pay-for-performance principles. As illustrated in the following chart (based on the annual grants made to our executive officers) in 2019 the Company’s target performance based compensation (or “at risk” compensation), which includes performance-based equity awards, stock options and cash bonuses tied to Adjusted EBITDA, after Lease Payments, for the Company’s named executive officers comprises 82% of total target compensation. Of this amount, 49% of the value at award date of long-term incentive awards awarded to such officers in 2019 were performance awards that are subject to performance-based vesting only upon the achievement of annual financial performance goals and a three year restriction period.
Target 2019
Named Executive Officers Compensation
The principal elements of the compensation program are described below. Please see “Analysis of 2019 Compensation” starting on page  33 for a discussion of the specific actions taken and payouts with respect to executive compensation for fiscal year 2019. For a detailed description of the Committee’s role and responsibilities, as well as the retention and use of Exequity, please see “Compensation Committee” beginning on page  8 of this Proxy Statement.
Base Salary.   The base salary of our executive officers as a group is benchmarked against the 50th percentile (median) of base salaries of comparable executives within the Company’s peer group. We benchmark against the median in order to set salaries that are competitive in the gaming industry and that will attract and retain qualified executives. Base salaries are then adjusted for certain qualitative factors, including specific position duties and responsibilities, tenure with the Company, individual contribution and position value to the Company and the overall positioning of an executive’s pay package.
Annual Short-Term Incentive. The annual target short-term incentive compensation of our executive officers as a group is benchmarked against the 50th percentile (median) of annual short-term incentive compensation of comparable executives within the Company’s gaming peer group. The Company’s annual short-term incentive plan is designed to motivate the executive officers and other members of management to achieve the Company’s carefully crafted short-term operational objectives. To ensure that such executives are appropriately incentivized to maximize earnings for the Company, our annual short-term incentive plan in 2019 provided for the payment of cash incentive compensation based upon the Company’s achievement of Adjusted EBITDA, after lease payments (“Adjusted EBITDA, after Lease Payments”) goals for the year. The Committee believes that an annual incentive program that relies on Adjusted EBITDA, after Lease Payments focuses our executives on the achievement of annual objectives that will most tangibly contribute to both short and long-term shareholder gains.
Adjusted EBITDA, after Lease Payments refers to Adjusted EBITDAR less Lease Payments, which is defined as lease payments made to our REIT landlords under our triple net leases. Adjusted EBITDA is defined as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries and deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening and acquisition costs; and other income or expenses. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as depreciation and amortization) added back for our joint venture in Kansas Entertainment and is inclusive of rent expense associated with triple net operating leases. Adjusted EBITDAR is defined as Adjusted EBITDA (as defined above) plus rent expense associated with our triple net operating leases. A reconciliation of Net Income to Adjusted EBITDA, after Lease Payments is included as Appendix A.
We measure our annual short-term incentive plan based on Adjusted EBITDA, after Lease Payments because it is an objective and quantifiable measurement for the Company’s financial performance, as well as for comparing the Company’s performance to others within the industry, as EBITDA is the most commonly used performance metric in the gaming industry. The Compensation Committee believes that Adjusted EBITDA, after Lease Payment is a useful performance measure because it illustrates the performance of the Company’s ongoing business operations after deducting the lease payments made only to our REIT landlords, pursuant to our triple net leases.
From time to time, we make adjustments to Adjusted EBITDA, after Lease Payments to determine the annual short-term incentive compensation in accordance with the terms of the 2018 Long Term Incentive Compensation Plan (the “2018 Plan”). These adjustments are made in connection with unanticipated, one time and non-recurring events.
The target bonus is payable when the Company meets or exceeds its Adjusted EBITDA, after Lease Payments goal for a given year, subject to any adjustments permitted under the 2018 Plan to account for certain extraordinary or unforeseen events (“Target EBITDA”). The Company must achieve at least a “threshold” amount of Adjusted EBITDA, after Lease Payments (currently set at 85% of Target EBITDA) in order for executives to receive any portion of the annual short-term incentive bonus. In order for the Company’s executives to receive the maximum amount of annual short-term incentive bonus the Company must achieve a “stretch” amount of Adjusted EBITDA, after Lease Payments (currently set at 115% of
Target EBITDA). In order to help manage potential payouts, annual short-term incentive opportunities are capped at the maximum bonus levels for each executive, regardless of the extent to which performance exceeds targeted levels. In addition, the amount of bonus for each executive is subject to reduction in the event that such executive does not achieve certain pre-approved and measurable individual goals for the year. We have typically elected to pay this award in cash, although we have discretion to pay this award in cash, equity or any combination of cash and equity. We set the ranges of bonuses payable to each executive as a percentage of annual base salary, consistent with the incentive programs and practices used by the Company’s peer group. For 2019, the target bonus opportunities for the named executive officers were as follows:
Executive	Target Bonus Opportunity as Percentage of Salary
Chief Executive Officer	150%
President and Chief Operating Officer	100%
EVP, Chief Financial Officer	100%
EVP, General Counsel and Secretary	100%
For 2019, the Committee established the following Adjusted EBITDA, after Lease Payments goals for the annual incentive compensation metric:
Metric ($ in millions)	Threshold (85%)	Target (100%)	Maximum (115%)
Adjusted EBITDA, after Lease Payments	$596.4	$701.7	$807.0
We have elected to use Adjusted EBITDA, after Lease Payments as the performance metric for the annual short term incentive compensation plan again in 2020.
Equity Compensation.   We believe that the award of equity compensation is a critical component of the Company’s executive compensation program because equity compensation directly and tangibly ties executive compensation to management’s ability to increase shareholder value. Our experience has shown us that equity compensation fosters an atmosphere where employees “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we believe that equity compensation is an excellent tool to reflect the Company’s emphasis on “pay for performance” so that an appropriate portion of each executive’s compensation package will align with the creation of shareholder value. We also believe that this culture of employee ownership has been a significant contributing factor to the Company’s success and will continue to play a vital role in future success. More specifically, in an industry that is growing in scope and complexity, we believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that we believe is integral to the Company’s success, as well as for incentivizing them to explore creative approaches to unlock shareholder value, such as the Spin-Off, our new business lines (particularly interactive gaming and retail sportsbooks), and the Pinnacle and Barstool Sports transactions.
Consistent with the Board’s desire to maximize shareholder value, we have taken steps to protect shareholder interests and promote shareholder value in both the design and the administration of the equity compensation program. Under the terms of the 2018 Plan, awards to employees are administered by the Committee. The vesting schedules for awards are designed to encourage employees to focus on the long-term success of the Company by requiring employees to remain with the Company for a number of years (in all cases three or four years, with a minimum vesting period of one year under our 2018 Plan) before all of their awards are vested and may be settled. The 2018 Plan does not provide for automatic vesting of equity following a change in control. In addition, the 2018 Plan does not permit the exercise price of outstanding stock options or stock appreciation rights to be reduced, nor does it permit the grant of discounted stock options or stock appreciation rights. Finally, the 2018 Plan includes a “fungible share ratio” concept that requires the Company to count each share awarded as restricted stock, or pursuant to any other full value award, as an award of 2.30 shares for purposes of counting the shares available for issuance under the 2018 Plan, provided that awards settled only in cash are not counted against the shares available under the 2018 Plan.
Under the Performance Share Program, the Committee establishes performance-based awards for each eligible participant. The awards are denominated at target as restricted stock and/or phantom stock units equal to a determined percentage of the participant’s base salary in effect at the date of grant. Each award has a three-year award period consisting of three one-year performance periods and a minimum three-year service period. In 2019, 67% of long-term incentive compensation of our named executive officers was based on performance. One or more performance goals for each performance period are established for each one-year performance period. Consequently, the number of performance awards credited to the participant’s account for each one-year performance period will increase or decrease from the target award depending on the extent to which the applicable performance goal is actually achieved. For example, if at least 85% of the applicable performance goal is not achieved, no performance awards will be credited for the performance period, and if at least 115% of the applicable performance goal is achieved, an amount equal to 150% of the target performance shares will be credited for that performance period. Following the end of each performance period, the Committee will determine the level of performance goals achieved and credit, to each participant’s account, the number of performance awards for such period. All credited performance awards that were granted in 2019 will remain subject to forfeiture during the full three-year service period, subject to lapse of such forfeiture restrictions earlier in the event of involuntary termination of service, retirement, death or disability, or a qualifying termination following a change in control of the Company.
In 2019, the Committee considered various performance metrics for the Performance Share Program and ultimately selected, in equal weight, (i) an Adjusted EBITDA-based goal and (ii) a synergies goal relating to the Pinnacle acquisition for the first performance period of the 2019 performance awards:
•
Adjusted EBITDA Metric.   The Committee selected Adjusted EBITDA after Lease Payments because (i) many of the Company’s peer gaming companies operate in different markets than the Company, and relative stock performance between the Company and its peers may be skewed by differences in local, regional or international market conditions, as well as external factors such as M&A activity, and (ii) Adjusted EBITDA, after Lease Payments is the key metric to incentivize management to enhance shareholder value (particularly in a year with extensive acquisition activity such as 2019). Further, because the Company’s Adjusted EBITDA after Lease Payments targets may vary significantly from year-to-year due to mergers and acquisitions, new development projects, macro-economic events, regulatory events and changes in the competitive landscape, the Committee determined that a one-year performance period was appropriate. Nevertheless, because grants under the program do not fully vest until the third anniversary of the grant date, and performance awards are earned in the form of restricted stock and phantom stock units, the Committee determined that the Performance Share Program incentivizes the long-term growth of shareholder value and encourages executive retention.

•
Synergies Metric.   The Committee determined that synergies achieved was an appropriate second performance metric from the Pinnacle transaction to align Company performance with the previously announced goal of $100 million in expected synergies within the two year period following the Company’s acquisition of Pinnacle.

For 2019, the Committee established the following goals for the first performance period of the 2019 performance awards:
Metric ($ in millions)	Threshold (85%)	Target (100%)	Maximum (115%)
Adjusted EBITDA, after Lease Payments	$596.4	$701.7	$807.0
Synergies	$42.5	$50.0	$57.5
Deferred Compensation.   The Company does not maintain any defined benefit pension programs for its executives. Instead, consistent with the Company’s peer group, the Company maintains an elective nonqualified deferred compensation plan (the “Deferred Compensation Plan”) for executives. In 2019, the Company provided a matching contribution on an executive’s deferrals to the plan of up to 5% of the executive’s base salary and annual bonus. All amounts credited to an executive’s account are invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company’s general assets; however, the Company contributes the funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. This program is described in more detail beginning on page  43 of this Proxy Statement.
To help mitigate the financial impact of the ongoing COVID-19 pandemic, the Company suspended its contributions under the Deferred Compensation Plan effective on April 1, 2020.
Benefits and Perquisites.   We offer a standard set of benefits to all of our employees, including medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by us in 2019. We believe that executives should be offered some limited additional benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive and industry practices among the Company’s peer group, and, in certain circumstances, may address a particular reasonable issue or concern of an executive. Consistent with these objectives, the Company also provides certain executive officers with selected supplemental benefits and perquisites, including financial and tax planning services. The description and value of such supplemental benefits and perquisites in 2019 can be found in the “All Other Compensation” column of the Summary Compensation Table in this Proxy Statement.
To help mitigate the financial impact of the ongoing COVID-19 pandemic, the Company suspended its 401(k) contribution match, effective on April 1, 2020.

Analysis of 2019 Compensation

Total Target Compensation
Each year, we review the base salary of each executive officer against the base salaries of similarly positioned executives in the Company’s peer group. In doing so, we compare the base salary information contained in our peer group’s most recently available proxy statements (generally 2018 pay levels as reported in 2019 proxy statements) with 2019 pay targets for the Company’s executive officers. For instance, in 2019, our review indicated that the target total compensation of Mr. Wilmott, the Chief Executive Officer in 2019, was below the 50th percentile relative to similarly positioned executives (Chief Executive Officers) in the Company’s peer group (based on information in the peer group companies’ 2019 proxy statements). Mr. Wilmott’s total target pay for 2019 was approximately 16% below the peer CEO total, and the total compensation of each of the Company’s named executive officers was also below the median of similarly positioned executives in the Company’s peer group.
Base Salary
For 2019, in order to better align with the benchmark median pay levels among our peers, we deemed it appropriate to increase the base salary of our Executive Vice President, General Counsel and Secretary by 12.5%, following an analysis of his performance and compensation relative to similarly positioned executives in the Company’s peer group. Other than our Executive Vice President, General Counsel and Secretary, we did not increase the base salaries of any of the executive officers in 2019. The following table indicates the base compensation of each named executive officer for 2019:
Executive	2019 Base Salary
Timothy J. Wilmott Chief Executive Officer	$1,591,350
Jay A. Snowden President and Chief Operating Officer	$1,100,000
William J. Fair EVP, Chief Financial Officer	$721,000
Carl Sottosanti EVP, General Counsel and Secretary	$675,000
In connection with Mr. Snowden’s promotion as Chief Executive Officer, Mr. Snowden’s salary was increased to $1.4 million effective as of January 1, 2020. In addition, Mr. Sottosanti received a 3% raise which increased his salary to $695,250 effective as of January 1, 2020. Further, in connection with his appointment on March 3, 2020, as Executive Vice President and Chief Financial Officer, David Williams’ salary was $650,000. To help mitigate the financial impact of the ongoing COVID-19 pandemic, the Committee reduced the base salaries of Mr. Snowden by $350,000, Mr. Williams by $130,000 and Mr. Sottosanti by $139,050, effective on April 1, 2020.
Annual Short-Term Incentive
In 2019, the Company achieved Adjusted EBITDA, after Lease Payments for purposes of the annual short-term incentive plan of $737.1 million, which is 105.05% of the target of $701.7 million. This Adjusted EBITDA, after Lease Payments amount reflects adjustments from the Company’s Adjusted EBITDAR to include the impact of rent payments made to our landlords under our triple net leases, exclude the Adjusted EBITDA from May 23, 2019 through December 31, 2019 associated with the Greektown Casino, an adjustment to exclude the rent payments made to our landlord under the Greektown lease, and include the impact of certain flood and windstorm weather events, and certain other non-recurring and unusual events as permitted by the terms of the 2018 Plan. For a discussion regarding the adjustments to the Adjusted EBITDA, after Lease Payments, please see the reconciliation of Net Income to Adjusted EBITDA, after Lease Payments included as Appendix A. This resulted in our named executive officers earning the amounts reflected in the table under the annual short-term incentive plan. The following table indicates the target bonus and actual amount paid to each named executive officer for the annual short-term incentive for 2019:

Executive	Target Bonus	Actual Bonus
Timothy J. Wilmott Chief Executive Officer	$2,387,025	$2,654,902
Jay A. Snowden President and Chief Operating Officer	$1,100,000	$1,285,167
William J. Fair EVP, Chief Financial Officer	$721,000	$842,368
Carl Sottosanti EVP, General Counsel and Secretary	$675,000	$788,625
Equity Compensation
In 2019, we made annual equity compensation grants to our executive officers, which were based on a percentage of each such executive’s base salary. In determining the amount of such grants, the Committee considered the extent to which the grant would reward such officers for increasing shareholder value and such qualitative factors as specific position duties and responsibilities, tenure with the Company, individual contribution and position value to the Company. The Committee also considered the size of the grant in relation to the diluted shares outstanding, the Company’s recent and long-term performance and the Company’s total long-term incentive and total target pay positioning relative to the Company’s peers. In 2019, the Committee approved a new structure of long-term equity incentive compensation to consist of three components: (i) 33% of value at award date was in the form of options which vest at the rate of 25% per year, subject to the executive’s continued employment; (ii) 33% of the value at award date was in the form of performance-based restricted stock, with each grant subject to a three year vesting period and only to the extent certain performance hurdles have been achieved; and (iii) 33% of value at award date was in the form of performance-based phantom stock units, which are payable, if at all, in cash, with each grant subject to a three year vesting period and only to the extent certain performance hurdles have been achieved.
Long-Term Equity Incentive Compensation Structure
In 2019, as described above, with respect to the first performance period of the 2019 performance awards under the Performance Share Program, the Committee established an Adjusted EBITDA, after Lease Payments target of $701.7 million and synergies target of $50 million related to the Pinnacle transaction (as the first part of the full $100 million synergy target over the two year period following the closing of the Pinnacle transaction).
The Committee believes the long-term incentive allocation strikes an appropriate balance between incentivizing long-term objectives (through performance-based awards in the form of restricted stock and phantom stock units) and long-term shareholder performance (through options and the performance-based restricted stock and performance-based phantom stock units issued upon achievement of performance share objectives).
The following table indicates the option grants and target performance awards made to each of the named executive officers in 2019 as long-term incentive compensation:

Executive	Option Awards	Value of Option Awards	Target Phantom Stock Units	Value of Target Phantom Stock Units	Target Performance Awards	Value of Target Performance Awards
Timothy J. Wilmott Former Chief Executive Officer	356,805	$2,387,025	33,043	$2,387,025	33,043	$2,387,025
Jay A. Snowden(1) President and Chief Operating Officer	156,203	$1,045,000	14,466	$1,045,000	14,466	$1,045,000
William J. Fair Former EVP, Chief Financial Officer	86,218	$576,800	7,984	$576,800	7,984	$576,800
Carl Sottosanti EVP, General Counsel and Secretary	80,717	$540,000	7,475	$540,000	7,475	$540,000

(1)
The options granted in 2020, excludes the options Mr. Snowden was awarded in connection with his promotion to Chief Executive Officer on January 1, 2020.

In connection with his promotion to Chief Executive Officer as of January 1, 2020, the Committee granted Mr. Snowden options in August 2019 (which vest in four annual installments from the date of grant) with a grant date fair value of $6.3 million in lieu of any equity grant in 2020. In determining the size of the grant of options to Mr. Snowden, the Committee determined that the grant value of the options brought Mr. Snowden’s 2019 annual target compensation package to about 84% of the CEO median of the Company’s peer group and also took into account the fact that Mr. Snowden would not receive any equity grant in 2020. The Company expects that regular, annual long-term incentive awards for Mr. Snowden will resume in 2021, at the same time as awards are made to the other named executive officers.
During 2019, the Company achieved the following results with respect to the outstanding performance awards granted in 2017, 2018 and 2019:
Performance Metric	Target ($ in millions)	2019 Result ($ in millions)	Result as a % of Target	Applicable Performance Awards
Adjusted EBITDA, after Lease Payments*	$701.7	$737.14	105.05%	• First tranche of 2019 performance awards • Second tranche of 2018 performance awards • Third tranche of 2017 performance awards
Synergies	$50	$87	174%	• First tranche of 2019 performance awards

*
This is a non-GAAP financial measure. See Reconciliations and Non-GAAP Financial Measures in this Proxy Statement.

As a result, the following shares of restricted stock or phantom stock units were earned and credited to our named executive officers under our Performance Share Program. The 2019 and 2018 performance awards remain subject to forfeiture for three years following the grant date during the full three year service period, subject to lapse of such forfeiture restrictions earlier in the event of involuntary termination of service, retirement, death or disability, or a change in control of the Company. The 2017 performance awards have completed their full three-year performance cycle and therefore have vested in full.

Executive	Phantom Stock Units Earned from 2019 Performance Awards	Restricted Stock Earned from 2019 Performance Awards	Restricted Stock Earned from 2018 Performance Awards	Restricted Stock Earned from 2017 Performance Awards
Timothy J. Wilmott Chief Executive Officer	44,083	44,083	31,025	25,600
Jay A. Snowden President and Chief Operating Officer	19,298	19,298	13,583	11,520
William J. Fair EVP, Chief Financial Officer	10,652	10,652	7,496	7,829
Carl Sottosanti EVP, General Counsel and Secretary	9,972	9,972	6,238	4,480
Other Compensation Policies

Hedging and Pledging Policy.   We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies prohibiting each of the Company’s directors and employees (including executive officers) from engaging in hedging transactions (such as short sales, puts and calls and other derivatives), pledging Company shares as collateral for a loan or holding shares in a margin account.
Compensation Clawback Policy.   As a highly regulated, multi-jurisdictional gaming and racing company, the Company has maintained a long standing commitment to ensure that its executive officers adhere to the highest professional and ethical standards. Accordingly, the Company has adopted a policy pursuant to which misconduct by any executive officer that leads to a restatement of the Company’s financial results could subject such individuals to a disgorgement of prior compensation. In the event of a restatement, in light of the highly regulated nature of the Company’s business, the Committee has the authority to pursue an appropriate remedy, based on the facts and circumstances surrounding the restatement and existing laws. The Committee will amend the Company’s clawback policy to the extent required by any changes in law.
Stock Ownership Guidelines for Senior Management.   The Compensation Committee has established the following stock ownership guidelines for senior management, which are re-evaluated periodically.
Position	Required Value of Shares Held
Chief Executive Officer	Five times base salary
Chief Operating Officer	Three times base salary
Chief Financial Officer	Three times base salary
General Counsel	Two times base salary
The Chief Executive Officer is authorized to set ownership requirements for other members of the senior management team as appropriate. As with the director stock ownership guidelines, the value of a named executive officer’s stock ownership at any time will be based on the aggregate value of common stock, restricted stock and phantom stock units held by such named executive officer. Each named executive officer is required to achieve compliance with these guidelines within five years of assuming his current position and, once achieved, ownership of the required amount must be maintained for as long as the individual is subject to these guidelines. As of December 31, 2019, all named executive officers were in compliance with these guidelines.
Statutory and Regulatory Considerations.   In designing the Company’s compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) of the Code, which generally provides that the Company may not deduct certain compensation of more than $1 million that is paid to certain individuals. There may be limited situations in which the Company will be entitled to take tax deductions related to performance-based compensation outside of the $1 million limit under Code Section 162(m) where such amounts are payable under contracts in effect prior to November 2, 2017 for which there are no material modifications. We seek to preserve the Company’s tax deductions for executive compensation to the extent consistent with the Company’s executive compensation objectives. However, in light of the limitations of Code Section 162(m), we anticipate that we will consider and grant compensation that will not be tax deductible if we believe such compensation is warranted to achieve the Company’s objectives.
Timing of Equity-Based Awards.   In December 2015, the Company adopted an Equity Based Award Policy, under which, for annual equity-based awards to executive officers, the grant date will be the second trading day of the calendar year. From time to time, annual grants may be made on a later date in the year as a result of the timing of the determination of the awards, the determination of terms or other factors, such as performance metrics for a given year. For example, the Company grants performance based awards in February each year once the performance goals have been established. Also, Mr. Snowden was granted stock options in August 2019 in connection with his promotion as Chief Executive Officer. All equity-based grants, whether granted on the second trading day of the calendar year or later in the year, are priced in accordance with the terms of the applicable equity compensation plans or performance share programs, which require, among other things, that the exercise price of all stock options be established by reference to the closing price on the trading day immediately prior to the date of grant.
Reconciliations and Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDAR and Adjusted EBITDA, after Lease Payments are non-GAAP financial measures. For a discussion of Adjusted EBITDA and Adjusted EBITDAR and a reconciliation of Adjusted EBITDA and Adjusted EBITDAR to net income, see the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020.
For a discussion of Adjusted EBITDA, after Lease Payments and a reconciliation to net income see Appendix A to this Proxy Statement.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing CD&A with the management of the Company. In addition, as discussed on page 9 of this Proxy Statement, the Committee retained the services of Exequity LLP as its independent compensation consultant in order to receive independent expert advice on executive compensation matters and guidance with respect to compensation best practices, among other things. The compensation actions taken in 2019 and described in this CD&A were taken in consultation with, and were supported by, Exequity. Based on the review and discussions described above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Compensation Committee of the Board of Directors Barbara Shattuck Kohn, Chair John M. Jacquemin Ronald J. Naples

COMPENSATION TABLES
Summary Compensation

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2019, 2018 and 2017 by the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s other most highly compensated individuals serving as executive officers during 2019 (collectively, the “Named Executive Officers”):
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Timothy J. Wilmott Former Chief Executive Officer(1)	2019	1,591,350	2,781,338	2,385,961	2,654,902	119,998	9,533,549
	2018	1,591,350	2,150,619	2,387,028	2,642,552	106,804	8,878,353
	2017	1,544,135	646,718	2,160,813	2,725,490	104,667	7,181,823
Jay A. Snowden President and Chief Executive Officer	2019	1,100,000	1,224,213	7,229,814	1,285,167	138,774	10,997,968
	2018	1,100,000	958,081	1,044,998	1,276,629	122,550	4,502,258
	2017	979,828	291,034	972,362	1,241,002	97,334	3,581,560
William J. Fair Former Executive Vice President, Chief Financial Officer(1)	2019	721,000	706,581	576,541	842,368	96,284	2,942,774
	2018	721,000	524,600	576,804	836,773	79,156	2,738,333
	2017	700,000	158,616	660,829	752,122	56,575	2,328,142
Carl Sottosanti Executive Vice President,General Counsel and Secretary	2019	675,000	585,242	539,756	788,625	87,186	2,675,809
	2018	600,000	397,130	480,000	696,343	61,133	2,234,606
	2017	540,447	113,170	378,141	512,660	47,452	1,591,870

(1)
Mr. Wilmott retired and resigned as Chief Executive Officer on December 31, 2019 and Mr. Snowden became President and Chief Executive Officer effective January 1, 2020. Mr. Snowden held the title Chief Operating Officer until December 31, 2019. Mr. Fair resigned as Executive Vice President and Chief Financial Officer on March 3, 2020.

(2)
The value in this column reflects the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for stock awards. Assumptions used in the calculation of these amounts are described in footnote 14 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The grant date fair value assuming the maximum level of performance achieved under performance awards are as follows: (a) $4,172,032 for Mr. Wilmott; (b) $1,836,344 for Mr. Snowden; (c) $1,059,432 for Mr. Fair; and (d) $877,900 for Mr. Sottosanti.

(3)
The value in this column reflects the full grant date fair value calculated in accordance with ASC 718 for option awards. Assumptions used in the calculation of these amounts are described in Note 3 to the Company’s audited financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019. In connection with his promotion to Chief Executive Officer on January 1, 2020, in August 2019, Mr. Snowden was granted stock options with a grant date fair value of $6.3 million. Mr. Snowden will not receive any grants of equity awards in 2020.

(4)
The amounts reflect cash payments for 2019 pursuant to the Company’s annual short-term incentive plan, which provided for the payment of incentive compensation upon the Company’s achievement of pre-established performance goals. For more information on the Company’s annual short-term incentive plan, see the discussion beginning on page  29 of this Proxy Statement.

(5)
For Mr. Wilmott, All Other Compensation in 2019 consisted of (1) $79,568 in Company matching contributions under the Company’s Deferred Compensation Plan (“DCP”); (2) $21,923 in Company paid insurance premiums; (3) $12,907 in tax and financial planning; and (4) $5,600 in matching 401(k) contributions. For Mr. Snowden, All Other Compensation in 2019 consisted of (1) $118,831 in Company matching contributions under the DCP; (2) $14,343 in tax and financial planning; and (3) $5,600 in matching 401(k) contributions. For Mr. Fair, All Other Compensation in 2019 consisted of (1) $77,889 in Company matching contributions under the DCP; (2) $12,795 in tax and financial planning; and (3) $5,600 in matching 401(k) contributions. For Mr. Sottosanti, All Other Compensation in 2019 consisted of (1) $68,279 in Company matching contributions under the DCP; (2) $12,907 in tax and financial planning; and (3) $6,000 in matching 401(k) contributions.

2019 Grants of Plan Based Awards

The following table sets forth certain information regarding grants of plan based awards relating to 2019 for the Named Executive Officers.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Option Awards (#)(2)	Exercise Price of Option Awards ($)/share)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy J. Wilmott	—	1,591,350	2,387,025	3,182,700	—	—	—	—	—	—
	1/3/2019	—	—	—	—	—	—	356,805	19.45	2,385,961
	2/14/2019(4)	—	—	—	10,957	21,914	32,871	—	—	537,989
	2/14/2019(5)	—	—	—	13,279	26,558	39,837	—	—	651,999
	2/14/2019(6)	—	—	—	16,522	33,043	49,565	—	—	795,675
	2/14/2019(7)	—	—	—	16,522	33,043	49,565	—	—	795,675
Jay A. Snowden	—	550,000	1,100,000	1,650,000	—	—	—	—	—	—
	1/3/2019	—	—	—	—	—	—	156,203	19.45	1,044,532
	8/6/2019	—	—	—	—	—	—	1,032,706	18.81	6,185,282
	2/14/2019(4)	—	—	—	4,931	9,861	14,792	—	—	242,088
	2/14/2019(5)	—	—	—	5,814	11,627	17,441	—	—	285,443
	2/14/2019(6)	—	—	—	7,233	14,466	21,699	—	—	348,341
	2/14/2019(7)	—	—	—	7,233	14,466	21,699	—	—	348,341
William J. Fair	—	360,500	721,000	1,081,500	—	—	—	—	—	—
	1/3/2019	—	—	—	—	—	—	86,218	19.45	576,541
	2/14/2019(4)	—	—	—	3,351	6,702	10,053	—	—	164,534
	2/14/2019(5)	—	—	—	3,209	6,417	9,626	—	—	157,537
	2/14/2019(6)	—	—	—	3,992	7,984	11,977	—	—	192,255
	2/14/2019(7)	—	—	—	3,992	7,984	11,977	—	—	192,255
Carl Sottosanti	—	337,500	675,000	1,012,500	—	—	—	—	—	—
	1/3/2019	—	—	—	—	—	—	80,717	19.45	539,756
	2/14/2019(4)	—	—	—	1,918	3,835	5,753	—	—	94,149
	2/14/2019(5)	—	—	—	2,670	5,340	8,010	—	—	131,097
	2/14/2019(6)	—	—	—	3,738	7,475	11,213	—	—	179,998
	2/14/2019(7)	—	—	—	3,738	7,475	11,213	—	—	179,998

(1)
As discussed in the “CD&A” section above, the following cash bonuses were awarded: (i) for Mr. Wilmott, $2,654,902; (ii) for Mr. Snowden, $1,285,167; (iii) for Mr. Fair, $842,368 and (iv) for Mr. Sottosanti, $788,625.

(2)
Option awards represent stock options granted to the executives as part of their annual equity incentive compensation, and in the case of Mr. Snowden, in connection with his promotion as Chief Executive Officer on January 1, 2020. The option awards vest over four years, 25% on the first anniversary of the date of grant and 25% on each succeeding anniversary.

(3)
Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company expenses in its financial statements over the award’s vesting period. Assumptions used in the calculation of the amounts for stock option awards and performance awards are included in Notes 3 and 14 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)
Equity incentive awards represent performance-based restricted stock awards approved on February 17, 2017 in connection with the Company’s 2017 performance share program. The aggregate target number of restricted stock having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 65,744 for Mr. Wilmott; (ii) 29,585 for Mr. Snowden; (iii) 20,106 for Mr. Fair; and (iv) 11,505 for Mr. Sottosanti. As of December 31, 2019, performance goals for all three performance periods had been established for the 2017 awards. The grant date in the table above reflects the third tranche of these three-year performance awards. For further information, see “Analysis of 2019 Compensation — Equity Compensation” in the CD&A.

(5)
Equity incentive awards represent performance-based restricted stock awards approved on February 6, 2018 in connection with the Company’s 2018 performance share program. The aggregate target number of restricted stock having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 79,674 for Mr. Wilmott; (ii) 34,880 for Mr. Snowden; (iii) 19,252 for Mr. Fair; and (iv) 16,021 for Mr. Sottosanti. As of December 31, 2019, performance goals for two performance periods had been established for the 2018 awards. The grant date in the table above reflects the second tranche of these three-year performance awards. For further information, see “Analysis of 2019 Compensation — Equity Compensation” in the CD&A.

(6)
Equity incentive awards represent performance-based restricted stock awards approved on February 14, 2019 in connection with the Company’s 2019 performance share program. The aggregate target number of restricted stock having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 99,129 for Mr. Wilmott; (ii) 43,397 for Mr. Snowden; (iii) 23,953 for Mr. Fair; and (iv) 22,425 for Mr. Sottosanti. As of December 31, 2019, performance goals for only the first performance period had been established for the 2019 award. The grant date in the table above reflects the first tranche of these three-year performance awards. For further information, see “Analysis of 2019 Compensation — Equity Compensation” in the CD&A.

(7)
Equity incentive awards represent performance-based phantom stock units that vest in cash approved on February 14, 2019 in connection with the Company’s 2019 performance share program. The aggregate target number of phantom stock units having a three-year award period consisting of three one-year performance periods and a three-year service period were: (i) 99,129 for Mr. Wilmott; (ii) 43,397 for Mr. Snowden; (iii) 23,953 for Mr. Fair; and (iv) 22,425 for Mr. Sottosanti. As of December 31, 2019, performance goals for only the first performance period had been established for the 2019 award. For further information, see “Analysis of 2019 Compensation — Equity Compensation” in the CD&A.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning equity awards outstanding as of December 31, 2019 for the Named Executive Officers:
	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options:		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Held that Have Not Vested (#)(g)	Market Value of Shares or Units Held that Have Not Vested ($)(k)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(l)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(k)
Name	Exercisable (#)	Unexercisable (#)
Timothy J. Wilmott	50,505(a)		11.61	2/24/2021	78,736(h)	2,012,492	—	—
	454,545	—	11.61	2/24/2021	61,848(i)	1,580,835	39,837	1,018,234
	539,832	—	13.19	1/6/2022	44,083(j)	1,126,761	99,129	2,533,737
	395,729	131,909(b)	12.87	2/9/2023	44,083(j)	1,126,761	99,129	2,533,737
	243,581	243,581(c)	14.10	1/4/2024
	60,401	181,201(d)	30.74	1/3/2025
	—	356,805(e)	19.45	1/3/2029
Jay A. Snowden	21,970(a)	—	11.61	2/24/2021	35,432(h)	905,642	—	—
	197,727	—	11.61	2/24/2021	27,077(i)	692,088	17,439	445,741
	234,827	—	13.19	1/6/2022	19,298(j)	493,257	43,398	1,109,253
	178,078	59,359(b)	12.87	2/9/2023	19,298(j)	493,257	43,398	1,109,253
	109,611	109,611(c)	14.10	1/4/2024
	26,443	79,326(d)	30.74	1/3/2025
	—	156,203(e)	19.45	1/3/2029
	—	1,032,706(f)	18.81	8/6/2029
William J. Fair	10,101(a)	—	11.61	2/24/2021	24,079(h)	615,459	—	—
	90,909	—	11.61	2/24/2021	14,945(i)	381,994	9,626	246,028
	107,966	—	13.19	1/6/2022	10,652(j)	272,265	23,952	612,213
	74,529	24,843(b)	12.87	2/9/2023	10,652(j)	272,265	23,952	612,213
	74,493	74,493(c)	14.10	1/4/2024
	14,596	43,785(d)	30.74	1/3/2025
	—	86,218(e)	19.45	1/3/2029

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options:		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units Held that Have Not Vested (#)(g)	Market Value of Shares or Units Held that Have Not Vested ($)(k)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(l)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(k)
Name	Exercisable (#)	Unexercisable (#)
Carl Sottosanti	6,439(a)	—	11.61	2/24/2021	13,779(h)	352,191	—	—
	57,955	—	11.61	2/24/2021	12,437(i)	317,890	8,010	204,736
	74,686	—	13.19	1/6/2022	9,972(j)	254,884	22,425	573,183
	69,253	23,084(b)	12.87	2/9/2023	9,972(j)	254,884	22,425	573,183
	42,627	42,626(c)	14.10	1/4/2024
	12,146	36,437(d)	30.74	1/3/2025
	—	80,717(e)	19.45	1/3/2029

(a)
Represents cash settled stock appreciation rights that are fully vested. All other awards consist of stock options that vest over a four year period beginning on the first anniversary of the date of grant.

(b)
The vesting date is on February 9, 2020.

(c)
The vesting dates are January 4, 2020 and January 4, 2021.

(d)
The vesting dates are January 3, 2020, January 3, 2021, and January 3, 2022.

(e)
The vesting dates are January 3, 2020, January 3, 2021, January 3, 2022 and January 3, 2023.

(f)
The vesting dates are August 6, 2020, August 6, 2021, August 6, 2022 and August 6, 2023.

(g)
The stock awards consist of performance awards, which were made under the performance share programs adopted under the 2008 Long Term Incentive Compensation Plan and the 2018 Long Term Incentive Compensation Plan, as applicable.

(h)
The vesting date was February 18, 2020.

(i)
The vesting date shall be in the first quarter of 2021 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable.

(j)
The vesting date shall be in the first quarter of 2022 following the certification of performance by the Compensation Committee or the Board of Directors, as applicable.

(k)
Calculated based on the closing price of $25.56 for the Company’s common stock on December 31, 2019, which was the last trading day of 2019.

(l)
These amounts represent the maximum number of performance-based restricted stock and phantom stock units for the performance periods ending December 31, 2020 and December 31, 2021. The final number of shares or units earned, if any, will be based on the performance achieved for such periods.

2019 Option Exercises and Stock Vested

The following table sets forth information concerning options exercised, if any, and restricted stock awards that vested during fiscal 2019 for the named executive officers. The named executive officers did not exercise any options during 2019.
	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy J. Wilmott	78,762	$1,933,607
Jay A. Snowden	35,544	$870,150
William J. Fair	14,833	$364,150
Carl Sottosanti	13,784	$338,397

Equity Compensation Plan Information

The following table summarizes certain information with respect to the Company’s compensation plans and individual compensation arrangements under which the Company’s equity securities have been authorized for issuance as of the fiscal year ended December 31, 2019:
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	8,393,647(1)	16.30	8,417,411(2)

(1)
Includes 576,211 shares issuable in connection with performance-based restricted stock awards granted under performance share plans adopted under the 2008 and 2018 Long Term Incentive Compensation Plans. The actual award payouts can range from zero to 150 percent of the original grant. This number excludes a maximum of 834,481 of performance-based restricted stock awards that have been authorized but not yet granted as of December 31, 2019.

(2)
The 2018 Long Term Incentive Compensation Plan provides that, while awards of stock options and stock appreciation rights are counted as one share of common stock granted under such plan, awards of restricted stock, or shares issued pursuant to any other full value awards, are counted as issuing 2.30 shares of common stock per share awarded for purposes of determining the number of shares available for issuance under such plan. Awards that are settled in cash rather than shares of stock are not counted against the limit in the 2018 Long Term Incentive Compensation Plan.

2019 Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation of the Named Executive Officers:
Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
Timothy J. Wilmott	318,270	79,568	1,184,956	(1,918)	6,983,452
Jay A. Snowden	237,663	118,831	361,104	(2,864)	2,291,021
William J. Fair	184,617	77,889	167,025	(1,877)	1,155,680
Carl Sottosanti	171,374	68,279	447,204	(1,628)	2,514,794

(1)
For each executive, the executive’s contribution is included in the executive’s Salary and/or Non-Equity Incentive Plan Compensation columns for 2019, as reported in the Summary Compensation Table.

(2)
For each executive, the Company’s contribution is included in the executive’s All Other Compensation column for 2019, as reported in the Summary Compensation Table.

(3)
Amounts reflect the change in account value during 2019. No amounts are reported in the Summary Compensation Table because the earnings were not above market or preferential.

(4)
The amount of each executive’s aggregate balance at fiscal year-end that was reported as compensation in the Summary Compensation Table for previous years was as follows: $397,838 for Mr. Wilmott, $351,150 for Mr. Snowden, $220,968 for Mr. Fair and $192,523 for Mr. Sottosanti.

Penn National Gaming, Inc. Deferred Compensation Plan
Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Retirement Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum annual deferrable amount is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan in 2019 were equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the Board of Directors’ approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement or a change in control of the Company, as defined in the Deferred Compensation Plan. The Retirement Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability or his or her involuntary termination of employment.
Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for at least five years. For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement.
Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Retirement Committee, a participant can suspend deferrals or receive a partial or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change in control event” under Code section 409A.
Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Retirement Committee. Participants may change their investment elections at any time.
To help mitigate the financial impact of the ongoing COVID-19 pandemic, the Company suspended its contributions under the Deferred Compensation Plan effective on April 1, 2020.
Potential Payments Upon Termination or Change in Control

The following tables describe and quantify the compensation that would become payable in the event of a termination of a named executive officer’s employment under several different circumstances or a change in control. The amounts shown are estimates of amounts that would be paid to the named executive officers assuming that such termination or change in control was effective as of December 31, 2019, and include amounts earned through such time and are based (where applicable) on the closing price of the Company’s common stock on such date, which was $25.56 per share. The actual amounts to be paid can only be determined at the time of such named executive officer’s separation from the Company and/or change in control. For a description of the severance and change in control provisions giving rise to the payments set forth below, see pages 46 through 49 of this Proxy Statement.

For a description of the payments that became payable to Mr. Fair in connection with his departure as Executive Vice President and Chief Financial Officer on March 3, 2020, see “Fair Executive Agreement” below.
Post-Employment Payments — Timothy J. Wilmott
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination Upon Death ($)	Termination upon Disability ($)	Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	7,155,791	—	7,155,791	7,155,791	—	7,956,751
Benefit Continuation(3)	—	71,261	—	71,261	71,261	—	71,261
Restricted Stock(4)	—	4,720,063	—	4,720,063	4,720,063	708,063	4,720,063
Unvested Stock Options(5)	—	—	—	6,645,442	6,645,442	4,465,363	6,645,442
Unvested Phantom Stock Units	—	1,126,761	—	1,126,761	1,126,761	—	1,126,761
Vested Stock Options(6)	21,536,409	21,536,409	—	21,536,409	21,536,409	21,536,409	21,536,409
Vested Deferred Compensation Balance(7)	6,983,452	6,983,452	6,983,452	6,983,452	6,983,452	6,983,452	6,983,452
Total	$28,519,861	$41,593,737	$6,983,452	$48,233,179	$48,233,179	$33,693,287	$49,040,133
Post-Employment Payments — Jay A. Snowden
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination Upon Death ($)(9)	Termination upon Disability ($)	Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit(2)	—	4,121,348	—	4,121,348	4,121,348	—	4,400,000
Benefit Continuation(3)	—	39,455	—	39,455	39,455	—	39,455
Restricted Stock(4)	—	2,091,012	—	2,091,012	2,091,012	318,631	2,091,012
Unvested Stock Options(5)	—	—	—	9,934,574	9,934,574	2,009,408	9,934,574
Unvested Phantom Stock Units	—	493,282	—	493,282	493,282	—	493,282
Vested Stock Options(6)	9,485,535	9,485,535	—	9,485,535	9,485,535	9,485,535	9,485,535
Vested Deferred Compensation Balance(7)	2,291,021	2,291,021	2,291,021	2,291,021	2,291,021	2,291,021	2,291,021
Total	$11,776,556	$18,521,653	$2,291,021	$28,456,227	$28,456,227	$14,104,595	$28,734,879
Post-Employment Payments — William J. Fair
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination Upon Death ($)	Termination upon Disability ($)	Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit (2)	—	2,701,356	—	2,701,356	2,701,356	—	2,884,000
Benefit Continuation(3)	—	47,443	—	47,443	47,443	—	47,443
Restricted Stock(4)	—	1,269,719	—	1,269,719	1,269,719	216,544	1,269,719
Unvested Stock Options(5)	—	—	—	1,695,739	1,695,739	1,168,947	1,695,739
Unvested Phantom Stock Units	—	272,265	—	272,265	272,265	272,265	272,265
Vested Stock Options(6)	4,544,092	4,544,092	—	4,544,092	4,544,092	4,544,092	4,544,092
Vested Deferred Compensation Balance(7)	1,155,680	1,155,680	1,155,680	1,155,680	1,155,680	1,155,680	1,155,680
Total	$5,699,772	$9,990,555	$1,155,680	$11,686,294	$11,686,294	$7,085,623	$11,868,937

Post-Employment Payments — Carl Sottosanti
Executive Payments	Voluntary Termination by Executive ($)	Termination without Cause by Company ($)	Termination for Cause by Company ($)	Termination Upon Death ($)	Termination upon Disability ($)	Change in Control ($)(1)	Change in Control Termination without Cause ($)
Cash Severance Benefit (2)	—	2,117,573	—	2,117,573	2,117,573	—	2,688,462
Benefit Continuation(3)	—	28,639	—	28,639	28,639	—	28,639
Restricted Stock(4)	—	924,965	—	924,965	924,965	123,915	924,965
Unvested Stock Options(5)	—	—	—	1,274,611	1,274,611	781,430	1,274,611
Unvested Phantom Stock Units	—	254,884	—	254,884	254,884	—	254,884
Vested Stock Options(6)	3,189,488	3,189,488	—	3,189,488	3,189,488	3,189,488	3,189,488
Vested Deferred Compensation Balance(7)	2,514,794	2,514,794	2,514,794	2,514,794	2,514,794	2,514,794	2,514,794
Total	$5,704,282	$9,030,344	$2,514,794	$10,304,954	$10,304,954	$6,609,627	$10,875,843

(1)
Prior to March 29, 2017, upon the occurrence of a change in control, stock options, phantom stock units awards and stock appreciation right awards automatically accelerated, and the restrictions on restricted stock lapsed, in each case without the requirement of a termination of employment. The Company amended its 2008 Long Term Incentive Compensation Plan to eliminate this automatic vesting of equity following a change in control for awards granted after March 29, 2017.

(2)
The basis for the cash severance benefit upon a termination is the base salary for 2019 plus the average cash bonus earned for 2019 and 2018 except target cash bonus earned for bonus was used for Change in Control Termination Without Cause.

(3)
Represents employer cost of medical and dental coverage.

(4)
Restricted stock and phantom stock unit award values were computed based on the closing price of the Company’s common stock on December 31, 2019 ($25.56 per share), which was the last trading day of 2019.

(5)
Restrictions on unvested options lapse upon death, disability or a change in control.

(6)
Amounts represent the difference between the exercise price of each named executive officer’s options and the closing price of the Company’s common stock on December 31, 2019 ($25.56 per share). Vested stock options issued under the 2008 Plan and 2018 Plan are cancelled when an executive is terminated for cause by the Company. However, vested options granted under the Company’s prior long-term incentive plan (which is effective for awards prior to 2008) are generally not cancelled upon a termination for cause.

(7)
Company contributions to the Deferred Compensation Plan vest 20% per year during the first five years of service. However, vesting is accelerated upon death, change in control or, at the option of the committee administering the Deferred Compensation Plan, disability.

Employment and Separation Agreements

The Company has entered into severance or employment agreements with all of its key executive officers, including Messrs. Wilmott, Snowden, Fair and Sottosanti. None of these agreements contain single trigger change in control or tax indemnification provisions. The Company determined to enter into these agreements in recognition of the continuing need to attract and retain experienced, proven executives (particularly in light of the increased competition for talent in its industry) and to protect the Company from certain competitive risk. The Committee plans to continue to evaluate whether and in what form to utilize severance or employment agreements in the future. For key employees with whom the Company does not seek to have severance or employment agreements, the Company has designed other policies and programs for attracting and retaining talented individuals.
With respect to Mr. Snowden, the summary below reflects the Executive Agreement between the Company and Mr. Snowden entered into as of July 30, 2019 in connection with his promotion to Chief Executive Officer, effective January 1, 2020, as amended on March 27, 2020. With respect to Mr. Sottosanti, the summary below reflects the Executive Agreement between the Company and Mr. Sottosanti entered into as of December 10, 2018, as amended on March 27, 2020. Under Mr. Snowden’s Executive Agreement, effective on January 1, 2020, Mr. Snowden’s annual base salary was $1.4 million and his target annual bonus will be 150% of his base salary. To help mitigate the financial impact of the ongoing COVID-19 pandemic, on March 27, 2020, the Company entered into amendments to the Executive Agreements effective on April 1, 2020 (the “Amendments”), with Messrs. Snowden and Sottosanti to reduce the base salaries of Mr. Snowden by $350,000 and Mr. Sottosanti by $139,050.
For a summary of the agreement relating to Mr. Wilmott’s retirement as Chief Executive Officer, see “Wilmott Separation and Transition Agreement” below. For a summary of the agreement relating to Mr. Fair’s departure as Executive Vice President and Chief Financial Officer, see “Fair Executive Agreement” below.
Summary of Key Terms
Term. The term of each employment agreement for current named executive officers is no longer than three years, with an expiration date of January 1, 2023 for Mr. Snowden and December 13, 2021 for Mr. Sottosanti. The Company believes that the length of each employment term represents a reasonable period for which the Company and the executive will mutually commit to maintain the employment relationship, and the terms are intentionally staggered to provide stability and predictability among its leadership ranks. For the executive, this provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term shareholder value.
Termination and Restrictive Covenants.   The Company offers certain additional payments to its named executive officers if the Company elects to terminate the executive’s employment without “cause.” Such termination payments are not available to the executive if the executive resigns (regardless of whether or not such executive has good reason) or if the executive is terminated for “cause.” All termination payments are expressly conditioned on the executive providing a written release of all liabilities to the Company and the executive’s agreement to comply with the restrictive covenants described below for the time period for which such payments are made.
Each employment agreement contains a comprehensive set of restrictive covenants designed to provide the Company with a reasonable degree of protection with regards to its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility, (ii) solicitation of any employees of the Company or any of its subsidiaries, and (iii) disclosure and use of any of the Company’s confidential information. The Board selected the time periods for which each executive is bound by these restrictive covenants based on its determination about the extent to which such individual’s tenure and knowledge of the Company could be used to adversely impact the Company’s strategic plans, intellectual property or human capital.
The additional payments following termination without “cause” consist of a cash payment equal to (i) either eighteen (18) months, in the case of Mr. Sottosanti, or twenty four (24) months, in the case of each other named executive officer (the “Severance Period”), of the greater of executive’s base salary prior to the Amendments, if applicable, or the base salary in effect as of the termination date, paid in accordance with the Company’s regular payroll procedures, plus (ii) 1.5 multiplied by the targeted amount of an annual cash bonus at the rate in effect on the termination date, paid at the time such bonuses are paid to similarly situated employees. The amounts were selected based on the rationale that the Company was willing to continue to pay each executive an amount reflecting the foregone compensation over the period that the Company desired the executive to remain subject to the restrictive covenants. In addition, the Company will reimburse the executive for the full cost of purchasing COBRA health insurance coverage during the Severance Period.
Change in Control.   The Company has a “double trigger” change in control provisions in its severance and employment agreements. In the event of a termination by the Company without cause or the named executive officer resigns for good reason within (i) 12 months following a change in control in the case of the named executive officers other than Mr. Snowden or (ii) 24 months following a change in control in the case of Mr. Snowden, each such executive is entitled to receive a cash payment equal to two times the sum of (i) his base salary and (ii) the amount of his targeted bonus compensation, each at a rate in effect at the time of the change in control or the termination date, whichever is greater. To the extent that an executive receives a change in control payment, such executive will not be eligible to receive any additional cash severance in the event of a termination of employment during the employment term. The Company’s employment agreements do not provide for tax indemnification if a change in control or termination payment results in a parachute excise tax.
Each of the named executive officer’s annual compensation is reviewed annually and established by the Compensation Committee as described on pages 24 through 38 of this Proxy Statement. For purposes of the potential termination and change in control payments described in this Proxy Statement, the terms set forth below have the meanings ascribed to them:
“Change in Control” – a “change in control” is defined as the occurrence of one or more of the following events: (i) a person, entity or group becomes the beneficial owner of shares representing 50% or more of (a) the Company’s outstanding shares or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except when such beneficial ownership is due to an acquisition directly from or by the Company or a Company employee benefit plan or pursuant to a consolidation, merger or share exchange reorganization between the Company and another entity described below; (ii) the shareholders of the Company approve any plan or proposal for the complete liquidation or dissolution of the Company; (iii) the Company consummates a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity, unless, following such transaction, (a) all or substantially all of the beneficial owners immediately prior to such transaction still beneficially own more than 50% of the Company’s outstanding shares, (b) no person beneficially owns 20% or more of the Company’s outstanding shares who did not own such amount prior to the transaction and (c) at least a majority of the directors are continuing directors; or (iv) any time continuing directors do not constitute a majority of the Board.
“Good Reason” – an executive officer has “good reason”, in connection with a change in control, if (a) such officer is assigned to duties inconsistent with his position or authority, (b) such officer’s compensation is reduced or there is a substantial reduction in benefits taken as a whole, (c) such officer’s travel requirements are materially increased, (d) such officer’s office is relocated greater than 50 miles from such officer’s then current office or (e) such officer’s employment agreement is materially breached by the Company.
“Cause” – the Company has “cause” if the executive officer (a) is convicted of a felony or any misdemeanor involving allegations of fraud, dishonesty or physical harm, (b) is found disqualified or not suitable to hold a casino or other gaming license by a governmental gaming authority in any jurisdiction where such executive is required to be found qualified, suitable or licensed, (c) materially breaches the employment or severance agreement or any material Company policy, (d) misappropriates corporate funds as determined in good faith by the Audit Committee of the Board, (e) is determined by the Company to have failed to perform his duties with the Company or repeated insubordination or (f) is determined by the Company to have willfully engaged in illegal conduct or gross misconduct which is materially injurious to the Company or one of its affiliates. In addition, in Mr. Snowden’s case, “Cause” also includes death and his inability to perform the essential functions of his job.
Wilmott Separation and Transition Agreement
On February 27, 2020, the Company entered into a Separation and Transition Agreement and General Release (the “Separation Agreement”) with Mr. Wilmott, who retired as Chief Executive Officer and resigned as a director effective as of December 31, 2019 and who served as executive advisor to the Company until February 29, 2020. Following his retirement, Mr. Wilmott was not entitled to any severance. Under the Separation Agreement, Mr. Wilmott has agreed to a broad waiver and release and the extension of the duration of the non-competition covenant in his employment agreement with the Company from six months to three years and the non-solicitation covenant from 18 months to three years. In exchange, and in recognition of Mr. Wilmott’s achievements during his tenure with the Company over 12 years and the execution of the succession plan, the Company agreed to accelerate to February 28, 2020 the vesting of certain stock options that would have vested in 2021.
Fair Executive Agreement
The Company entered into an executive agreement effective as of September 24, 2019, as amended on January 23, 2020 with Mr. Fair in connection with his stepping down as Executive Vice President and Chief Financial Officer. The executive agreement extended the term of Mr. Fair’s employment as Executive Vice President and Chief Financial Officer until March 3, 2020, at which point he became an executive advisor for the Company until March 31, 2020. Pursuant to the executive agreement, Mr. Fair was entitled to receive the following severance: (i) an amount equal to 24 months of his base salary, to be paid in accordance with the Company’s regular salary payroll schedule over 24 months following March 31, 2020 (the “Severance Period”); and (ii) an amount equal to one and a half (1.5) times the amount of the average of the last two full years bonuses paid to Mr. Fair based on the Company’s performance. Mr. Fair is also entitled to receive health benefits coverage during the Severance Period.
In addition, Mr. Fair is entitled to exercise any vested stock appreciation rights and vested stock options as of March 31, 2020 until the earlier of (i) two years from March 31, 2020 (which represents an additional one year exercise period in addition to that already provided in the applicable equity plans) or (ii) the expiration of the original terms of the vested stock appreciation rights and vested stock options.
Further, on March 31, 2020, Mr. Fair was entitled to (x) accelerated vesting of the third tranche of his performance share awards at target under the Company’s 2018 Performance Share Program and (y) accelerated vesting of the second and third tranches of his performance share awards and phantom stock unit awards at target under the Company’s 2019 Performance Share Program. Mr. Fair is also entitled to payment of any deferred compensation at such time and in amounts as determined in accordance with the Company’s Deferred Compensation Plan and his elections thereunder. All of Mr. Fair’s unvested equity awards (other than the 2018 performance share awards and 2019 performance share awards described above) were cancelled and terminated on March 31, 2020.
The executive agreement with Mr. Fair also includes customary release, non-competition, non-solicitation, and confidentiality provisions. Prior to receipt of any severance payments, Mr. Fair must execute a general release in favor of the Company and its affiliates. Mr. Fair has agreed not to disclose or use the Company’s confidential information for a period of two years following termination. In addition, Mr. Fair has agreed not to compete with the Company within 150 miles of any facility in which the Company or its affiliates owns or operates or is actively seeking to own or operate a facility for a period of (i) 12 months if Mr. Fair is terminated in a manner in which no severance is paid or (ii) 24 months if Mr. Fair receives severance upon termination. Mr. Fair has agreed not to solicit or hire an executive or management level employee of the Company for a period of 18 months following termination.

CEO Pay Ratio
We calculated our CEO Pay Ratio, or the ratio of the pay of Mr. Wilmott, our Chief Executive Officer in 2019, to that of our median employee, as permitted under SEC rules. We identified our median employee using payroll compensation consistent with what is reported on each employee’s W-2, Box 1 as of October 31, 2018 for all individuals, excluding our Chief Executive Officer, who were employed by us on such date. We measured total annual compensation based on the 26 bi-weekly pay periods between November 1, 2017 and October 31, 2018. We did not make any assumptions or estimates with respect to total annual compensation. We selected the median employee from that group for purposes of preparing the ratio of Chief Executive Officer pay to median employee pay. We then calculated the compensation for our median employee based upon the same components of compensation used to determine our Chief Executive Officer’s pay for purposes of Summary Compensation Table disclosure. Our Chief Executive Officer’s total annual compensation for 2019 was $9,533,549 as disclosed in the Summary Compensation Table above. Our median employee’s total annual compensation for 2019 was $29,299. Based upon the calculation of compensation for both our Chief Executive Officer and our median employee, the ratio of Chief Executive Officer pay to median employee pay for 2019 is 325:1.
Because there have not been any changes that we reasonably believe would significantly affect the 2019 pay ratio as compared to the 2018 pay ratio, the applicable SEC rules permit us to use the same median employee identified in 2018 in order to calculate the 2019 pay ratio. We believe that the CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Based on information publicly available as of the date of this proxy statement, we believe our ratio is below the ratios of similarly situated industry peers.

SECURITY OWNERSHIP OF PRINCIPAL
SHAREHOLDERS, MANAGEMENT AND DIRECTORS
The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of April 6, 2020 by each person known to the Company to own beneficially more than 5% of the Company’s outstanding common stock, each director and director nominee, each named executive officer and all of the executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table, the address of each such person is c/o the Company, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.
Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 6, 2020 are deemed outstanding for purposes of computing the percentage beneficially owned by such holder, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the shareholders listed in the table. The percentage for each beneficial owner is calculated based on (i) the aggregate number of shares reported to be owned by such group or individual and (ii) the aggregate number of shares of common stock outstanding as of April 6, 2020 (117,004,099 shares).
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class
David A. Handler	196,129	*
John M. Jacquemin	158,690	*
Barbara Shattuck Kohn(1)	63,581	*
Ronald J. Naples	12,564	*
Saul V. Reibstein(2)(3)	178,510	*
Jane Scaccetti	34,363	*
Jay A. Snowden(2)	1,059,087	*
Carl Sottosanti(2)	419,938	*
David Williams(4)	14,469	*
Peter M. Carlino(5)	5,307,307	4.54%
Timothy J. Wilmott(2)(6)	2,706,505	2.28%
William J. Fair(2)(7)	561,570	*
All executive officers and directors as a group (9 persons)(2)	2,137,331	1.81%
BlackRock, Inc.(8)	13,192,813	11.28%
FMR LLC(9)	10,420,521	8.91%
The Vanguard Group, Inc.(10)	10,137,267	8.66%
Baron Capital Group, Inc.(11)	9,419,540	8.05%
TIAA-CREF Investment Management, LLC(12)	5,849,226	5.00%

*
Less than 1%.

(1)
The number of shares in the table includes 2,000 shares owned by Ms. Kohn’s spouse, as to which shares Ms. Kohn disclaims beneficial ownership.

(2)
The number of shares in the table includes shares that may be acquired upon the exercise of outstanding options, as follows: Mr. Reibstein (from his previous role as CFO of the Company), 138,179; Mr. Snowden, 926,344 shares; Mr. Sottosanti, 333,390; Mr. Wilmott, 1,914,237 shares; and Mr. Fair, 460,733; and all current executive officers and directors as a group, 1,397,913 shares.

(3)
The number of shares in the table includes 150 shares owned by Mr. Reibstein’s spouse, as to which shares Mr. Reibstein disclaims beneficial ownership.

(4)
On March 3, 2020, Mr. Williams joined the Company as the Executive Vice President and Chief Financial Officer.

(5)
The number of shares shown in the table includes (i) 4,155,269 shares of the Company’s common stock owned by an irrevocable trust (the “Carlino Family Trust”) for the benefit of Peter D. Carlino (who passed away in November 2013) and Peter D. Carlino’s children and (ii) 365,212 shares owned by a residuary trust (the “Residuary Trust”) for the benefit of Peter D. Carlino and Peter D. Carlino’s children. Mr. Carlino is a trustee and has shared voting and investment power for both the Carlino Family Trust and the Residuary Trust. Mr. Carlino disclaims beneficial ownership of the shares owned by the Carlino Family Trust and the Residuary Trust, except to the extent to of his pecuniary interest therein.

(6)
On December 31, 2019, Mr. Wilmott retired as Chief Executive Officer and as a member of the Board of Directors. On January 1, 2020 until February 29, 2020, Mr. Wilmott served as an executive advisor to the Company.

(7)
On March 3, 2020, Mr. Fair stepped down as Executive Vice President and Chief Financial Officer and became an executive advisor to the Company until March 31, 2020.

(8)
Based on its Schedule 13G/A filed with the SEC on February 4, 2020, the number of shares in the table includes shares beneficially owned as of December 31, 2019 by BlackRock, Inc. and its affiliates, BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock (Singapore) Limited. BlackRock, Inc. has sole voting power over 12,848,538 shares, shared voting power over 0 shares, sole dispositive power over 13,192,813 shares and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(9)
Based on its Schedule 13G/A filed with the SEC on February 7, 2020, the number of shares in the table includes shares beneficially owned as of December 31, 2019 by FMR LLC and its affiliates, Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company, Fidelity Personal Trust Company, FSB, FMR Co., Inc. and Strategic Advisers, Inc. FMR LLC has sole voting power over 1,473,074 shares, shared voting power over 0 shares, sole dispositive power over 10,420,521 shares and shared dispositive power over 0 shares. The address of FMR, LLC is 245 Summer Street, Boston, Massachusetts 02210.

(10)
Based on its Schedule 13G/A filed with the SEC on February 12, 2020, the number of shares in the table includes shares beneficially owned as of December 31, 2019 by The Vanguard Group, Inc. and its affiliates, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The Vanguard Group, Inc. has sole voting power over 120,624 shares, shared voting power over 23,815 shares, sole dispositive power over 10,007,331 shares and shared dispositive power over 129,936 shares. The address of Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(11)
Based on its Schedule 13G/A filed with the SEC on February 14, 2020, the number of shares in the table includes shares beneficially owned as of December 31, 2019 by Baron Capital Group, Inc. and its affiliates, BAMCO, Inc., Baron Capital Management, Inc. and Ronald Baron. Baron Capital Group, Inc. has sole voting power over 0 shares, shared voting power over 8,836,058 shares, sole dispositive power over 0 shares and shared dispositive power over 9,419,540 shares. The address of Baron Capital Group, Inc. is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(12)
Based on its Schedule 13G filed with the SEC on February 14, 2020, the number of shares in the table includes shares beneficially owned as of December 31, 2019 by TIAA-CREF Investment Management, LLC, and its affiliates, Teachers Advisors, LLC and Nuveen Asset Management, LLC. TIAA-CREF Investment Management, LLC has sole voting power over 4,368,525 shares, shared voting power over 0 shares, sole dispositive power over 4,368,525 shares and shared dispositive power over 0 shares. Teachers Advisors, LLC has sole voting power over 1,270,996 shares, shared voting power over 0 shares, sole dispositive power over 1,270,996 shares and shared dispositive power over 0 shares. Nuveen Asset Management, LLC has sole voting power over 209,705 shares, shared voting power over 0 shares, sole dispositive power over 209,705 shares and shared dispositive power over 0 shares. The address of (i) TIAA-CREF Investment Management, LLC is 730 Third Avenue New York, New York 10017; (ii) Teachers Advisors, LLC is 730 Third Avenue, New York, New York 10017; and (iii) Nuveen Asset Management, LLC is 333 W. Wacker Drive, Chicago, Illinois 60606.

TRANSACTIONS WITH RELATED PERSONS, DIRECTOR NOMINATION BY SHAREHOLDERS AND SHAREHOLDER ACCESS
The Company currently leases executive office buildings in Wyomissing, Pennsylvania from an entity controlled by Peter M. Carlino, who was the Chairman of the Board until June 12, 2019 when he became Chairman Emeritus. Rent expense was $1.2 million for the year ended December 31, 2019 and $1.3 million and $1.2 for the years ended December 31, 2018 and 2017, respectively.
Eric Schippers, the Senior Vice President of Public Affairs & Government Relations of the Company, is the son in law of Peter M. Carlino, the Chairman Emeritus. Mr. Schippers joined the Company in 2003. From 1998 to 2003, Mr. Schippers was President of the Alexandria, Virginia based Center for Individual Freedom, a non-partisan constitutional advocacy group. Mr. Schippers has also worked for Burson Marsteller, one of the world’s largest international public relations firms, representing numerous Fortune 500 clients in the areas of media relations, public affairs, crisis communications and constituency relations. In 2019, Mr. Schippers received a salary of $445,522, a bonus of $251,000 and an award of 33,298 options and 8,028 performance based restricted stock awards.
Review and Approval of Transactions with Related Persons

Pursuant to the terms of its charter, the Company’s Audit Committee reviews and pre-approves all conflicts of interest and related person transactions. For purposes of the Audit Committee’s review, related person transactions are transactions, arrangements or relationships where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. The Company’s Code of Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Chief Compliance Officer. All potential conflicts of interest involving an executive officer, director or 5% or greater shareholder of the Company are communicated by the Chief Compliance Officer (or other members of Company management) to the Vice President of Internal Audit. The Vice President of Internal Audit then consults with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related person transaction that must be presented to the Audit Committee. For transactions determined to require Audit Committee review, the Vice President of Internal Audit collaborates with members of the legal and finance staffs to prepare and present the transaction to the Audit Committee. In terms of standards applied by the Audit Committee in reviewing related person transactions, a director will not participate in the review of transactions in which such director or his or her immediate family member has an interest. The Audit Committee will only approve related person transactions that are not inconsistent with the best interests of the Company and its shareholders, based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.
Currently, the policy to review related person transactions is evidenced in the Audit Committee charter, the Company’s Code of Conduct and the Company’s Corporate Governance Guidelines, and certain of the procedures followed in considering related person transactions are based on past practice and the advice of counsel.
Director Nominations by Shareholders

Shareholders who have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation may submit director nominations to the Governance Committee for consideration. To be timely, a shareholder’s notice to the Secretary must be hand delivered to or mailed (certified or registered mail, return receipt requested) and received at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.
To be in proper written form, a shareholder’s notice must contain with respect to each nominee: (i) all information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election, or otherwise required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates; (iii) a description of all relationships, agreements, arrangements and understandings between the proposed nominee and the recommending shareholder and the beneficial owner, if any; (iv) a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions or other related parties; and (v) a completed and signed questionnaire, representations, consent and agreement as required by the Company’s bylaws.
A shareholder’s notice must also contain certain other information regarding the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, including: (i) the name, address and telephone number of such shareholder and the name, address and telephone number of such beneficial owner, if any; (ii) the class or series and number of shares and any other securities of the Company which are owned of record by such shareholder and beneficially by such beneficial owner, and the time period such shares have been held; (iii) any material pending or threatened legal proceeding in which such shareholder or beneficial owner is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, and any direct or indirect material interest in any material contract or agreement of such shareholder or beneficial owner with the Company, any affiliate of the Company or any principal competitor of the Company; (iv) a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting; (v) a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported securities through the date of the Company’s next annual meeting of shareholders; and (vi) a completed and signed questionnaire, representations, consent and agreement as required by Company’s bylaws.
The notice shall be accompanied by a written consent of each recommended nominee to provide (i) all information necessary to enable the Company to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Company is then subject; (ii) a multi-jurisdictional personal disclosure form in the form customarily submitted by officers and directors of the Company; (iii) such additional information concerning the recommended nominee as may reasonably be required by the Governance Committee and/or Board to determine the eligibility of such recommended nominee to serve as an independent director of the Company, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, and to evaluate whether the recommended nominee is an unsuitable person; and (iv) a background check to confirm the qualifications and character of the recommended nominee, to evaluate whether the nominee is an unsuitable person, and to make such other determinations as the Governance Committee or the Board may deem appropriate or necessary.
The foregoing is a brief summary of the requirements to properly nominate an individual for election to the Board. For further information regarding director nominations by shareholders, please see Article VII of the Company’s bylaws.
Shareholder Access Policy

Shareholders who wish to communicate with directors should do so by writing to Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.
Compensation Committee Interlocks and Insider Participation

During 2019, the members of the Company’s Compensation Committee were Ms. Kohn and Messrs. Handler (until June 12, 2019), Jacquemin and Naples. None of the members of the Compensation Committee was an officer or employee or former officer or employee of the Company or its subsidiaries or has any interlocking relationships that are subject to disclosure under the rules of the SEC relating to compensation committees.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Who is entitled to vote at the Annual Meeting?

The Board of Directors has set the close of business on April 6, 2020 as the record date (the “Record Date”) for the determination of shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 117,004,099 shares of the Company’s common stock were issued and outstanding and entitled to vote at the Annual Meeting.
How many votes do I have?

You have one vote for each share of common stock you owned as of the Record Date for the Annual Meeting.
Do shareholders have cumulative voting rights with respect to the election of directors?

No, shareholders do not have cumulative voting rights with respect to the election of directors.
What constitutes a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present. The presence, virtually or by valid proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting.
What am I voting on and what votes are required?

Assuming a quorum is present, the following votes will be required for approval:
Proposal	Matter	Vote Required
Proposal 1	Election of Class III Directors	The two nominees for director receiving the highest number of votes cast will be elected
Proposal 2	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2020 fiscal year	Majority of votes cast
Proposal 3	Advisory vote to approve the compensation paid to the Company’s Named Executive Officers	Majority of votes cast
For purposes of determining the number of votes cast, only those cast “for” or “against” are counted. Abstentions, “withhold” votes and broker non-votes are not considered “cast” but are counted for purposes of determining whether a quorum is present at the Annual Meeting and therefore do not have an impact once a quorum is present.
Will any other matter be voted on?

As of the date of this Proxy Statement, we know of no matter that will be presented for consideration at the Annual Meeting other than those matters described in this Proxy Statement. If any other matters properly come before the meeting and call for a vote of the shareholders, the appointed proxies may use their discretion to vote on any such matters.
What is the difference between holding shares of record and as a beneficial owner?

If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust (“Continental”), you are considered a “shareholder of record.” If you are a shareholder of record, the Notice and proxy materials, as applicable, were sent to you directly by the Company, and you may vote by any of the methods described below under “How do I vote?”.
If your shares are registered in the name of a broker, bank, or other nominee on your behalf (referred to as being held in “street name”), you are considered a “beneficial owner” of shares held in street name, and the broker, bank, or other nominee forwarded the Notice and, if you requested them, the proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee holding your shares how to vote and you are also invited to virtually attend the Annual Meeting.
How do I vote?

SHAREHOLDERS OF RECORD (shares registered on the books of the Company via Continental)	VOTING METHOD	BENEFICIAL OWNERS (shares held through your bank or brokerage account)
www.proxyvote.com (you will need the Control Number from the Notice or proxy card you received)	Internet (before the Annual Meeting)	www.proxyvote.com (you will need the Control Number from the Notice or voter instruction form you received)
www.virtualshareholdermeeting.com/PENN2020 (you will need the Control Number from the Notice or proxy card you received)	Internet (during the Annual Meeting)
www.virtualshareholdermeeting.com/PENN2020
(you will need the Control Number from the Notice or voting instruction form you received or you will need to obtain a legal proxy from the bank, brokerage or other institution holding your shares)*
*If you are a beneficial owner and do not have your 16-digit control number then you may be able gain access to the Annual Meeting by logging into your broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting, which will then automatically transmit your 16-digit control number and therefore enable you to vote your shares and submit questions relating to meeting matters during the meeting. Instructions should be provided on the voting instruction form provided by your broker, bank, or other nominee.

1-800-690-6903 (you will need the Control Number from the Notice or proxy card you received)	Telephone	1-800-454-8683 (you will need the Control Number from the Notice or voter instruction form you received)
Sign, date and return your proxy card	Mail	Sign, date and return your voter instruction form
If your shares are owned in joint names, all joint owners must vote by the same method, and if joint owners vote by mail, all of the joint owners must sign the proxy card. The deadline for voting by telephone or via the Internet prior to the Annual Meeting is 11:59 p.m. Eastern time on June 9, 2020.
What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors, and the persons named in the proxy have been designated as proxies by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors (i.e., FOR each of the nominees in Proposal 1 and FOR Proposals 2 and 3). If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described below.
What are broker non-votes?

A broker non-vote occurs when a broker, bank, or other nominee holding shares on behalf of a beneficial owner is prohibited from exercising discretionary voting authority for a beneficial owner who has not provided voting instructions. Brokers, banks, and other nominees may vote without instruction only on “routine” proposals. On “non-routine”

proposals, nominees cannot vote without instructions from the beneficial owner, resulting in so called “broker non-votes.” Proposal 2, the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, is the only routine proposal on the ballot for the Annual Meeting. All other proposals are non-routine. If you hold your shares with a broker, bank, or other nominee, they will not be voted on non-routine proposals unless you give voting instructions to such nominee.
May I change my vote?

You may revoke your proxy and change your vote at any time before the voting deadline for the Annual Meeting. After your initial vote, you may vote again on a later date any time prior to the Annual Meeting via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the voting deadline for the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date to the Secretary of the Company at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary or by virtually attending the Annual Meeting and voting via the Internet by visiting www.virtualshareholdermeeting.com/PENN2020 (a legal proxy is required if you hold your shares in street name and you plan to vote via the Internet at the Annual Meeting). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. If your shares are held in street name by a broker, bank, or other nominee, you must contact that nominee to change your vote.
May I attend the meeting?

All shareholders as of the close of business on April 6, 2020 and properly appointed proxy holders may attend and participate in the virtual Annual Meeting. You cannot attend the Annual Meeting physically.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PENN2020, you must enter the 16-digit control number found next to the box with the arrow included on your Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 10, 2020 (the “Notice”) or proxy card (if you receive a printed copy of the proxy materials). If you are a beneficial owner and do not have your 16-digit control number then you may be able gain access to the Annual Meeting by logging into your broker, brokerage firm, bank or other nominee’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting, which will then automatically transmit your 16-digit control number and therefore enable you to vote your shares and submit questions relating to meeting matters during the meeting. Instructions should be provided on the voting instruction form provided by your broker, bank, or other nominee. We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and shareholders may begin submitting written questions, at 9:45 a.m. Eastern time and you should allow ample time for the check-in procedures.
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log in page.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”), to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders (the “Notice”), which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. In addition, you may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice. We encourage shareholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of shareholders.

Who will bear the costs of this solicitation and how will proxies be solicited?

The Company has engaged the services of Innisfree M&A Incorporated, a third party proxy solicitation firm, to assist in its proxy solicitation efforts. The Company estimates that the fees to be paid to Innisfree M&A Incorporated for this service will be approximately $15,000, plus reimbursement for out-of-pocket expenses. The Company will bear the cost of this solicitation. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies also may be solicited by certain directors, officers and employees of the Company, without additional compensation, personally or by telephone or via the Internet.
Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

OTHER MATTERS
The Company is mailing to all shareholders of record as of the close of business on April 6, 2020 a copy of its Annual Report and a proxy card together with this Proxy Statement, or the Notice containing instructions on how to access this Proxy Statement and the Annual Report and how to vote via the Internet. The Board of Directors does not know of any other business that will be presented for consideration at the Annual Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting and Proxy Statement may be acted on at the Annual Meeting. If any other business does properly come before the Annual Meeting or any postponement or adjournment thereof, the proxy holders will vote in regard thereto according to their discretion.
Advance Notice Provision

Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder who has owned beneficially at least 1% of the Company’s common stock for a continuous period of not less than 12 months prior to making the proposal and who has delivered proper written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 120 nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, proposals with respect to the 2021 annual meeting of shareholders must be delivered between January 11, 2021 and February 10, 2021. These requirements are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.
Shareholder Proposals

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2021 may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 28, 2020. Proposals should be sent to the Company’s principal executive office, 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, directed to the attention of the Secretary.
Householding of Proxy Materials

Certain shareholders who share the same address may receive only one copy of the Proxy Statement and the Annual Report in accordance with a notice delivered from such shareholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Notice and, if applicable, the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 373-2400 or in writing at 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

By order of the Board of Directors
April 27, 2020	Carl Sottosanti Executive Vice President, General Counsel and Secretary

APPENDIX A
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA, AFTER LEASE PAYMENTS
For the year ended December 31, 2019
(dollars in millions)
Net income	$43.1
Income tax expense	43.0
Income from unconsolidated affiliates	(28.4)
Interest expense, net	534.2
Other income	(20.0)
Operating income	571.9
Stock-based compensation	14.9
Cash-settled stock-based award variance	0.8
Loss on disposal of assets	5.5
Contingent purchase price	7.0
Pre-opening and acquisition costs	22.3
Depreciation and amortization	414.2
Impairment losses	173.1
Insurance recoveries, net of deductible charges	(3.0)
Income from unconsolidated affiliates	28.4
Non-operating items for Kansas JV	3.7
Adjusted EBITDA(1)	1,238.8
Rent expense associated with triple net operating leases	366.4
Adjusted EBITDAR(1)	1,605.2
Less: Lease Payments	(869.8)
Adjustment Less: Net Adjusted EBITDA and Lease Payments Related to Greektown (Approved by the Compensation Committee)(2)	(23.1)
Adjustments for unusual and non-recurring items (Approved by the Compensation Committee)(3):	24.8
Adjusted EBITDA, after Lease Payments(1)	$737.1

(1)
Adjusted EBITDA, Adjusted EBITDAR, and Adjusted EBITDA, after Lease Payments are Non-GAAP financial measures. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP. Adjusted EBITDA is defined as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries and deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening and acquisition costs; and other income or expenses. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as depreciation and amortization) added back for our joint venture in Kansas Entertainment and is inclusive of rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDA, after Lease Payments refers to Adjusted EBITDAR less Lease Payments, which is defined as lease payments made to our REIT landlords under our triple net leases.

(2)
Adjustment represents the net of (i) Adjusted EBITDA from acquired Greektown operations not contemplated in the budget; and (ii) related rent payments made to landlord at Greektown.

(3)
Adjustments primarily consist of the following unusual and non-recurring items permitted by the terms of the 2018 Plan: (i) $7.7 million related to flood and windstorm weather events; (ii) $8.7 million related to legal settlements, unforeseen events, and severance; (iii) $1.5 million related to demolition costs associated with the closure of Tunica Resorts; (iv) $4.4 million related to unbudgeted amounts related to disallowed players in connection with our Pinnacle Entertainment, Inc. acquisition; (v) $4.2 million related to abandoned construction projects and loan write-offs; and (vi) ($1.7) million related to property tax and gaming tax benefits related to the prior year or unbudgeted.

A-1

PENN NATIONAL GAMING, INC.

PENN NATIONAL GAMING, INC.
825 BERKSHIRE BLVD.
SUITE 200
WYOMISSING, PA 19610

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PENN2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Penn National Gaming, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14280-P34039 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENN NATIONAL GAMING, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of two Class III directors to serve until the 2023 Annual Meeting of Shareholders and until their respective successors are elected and qualified to serve.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jane Scaccetti
02) Jay A. Snowden

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D14281-P34039

PENN NATIONAL GAMING, INC.
ANNUAL MEETING OF SHAREHOLDERS, JUNE 10, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) whose signature(s) appear(s) on the reverse side of this Proxy Form hereby appoint(s) David A. Handler and Barbara Shattuck Kohn, and each of them, as attorneys and proxies, with full power of substitution, to vote on behalf of the shareholder(s) all of the shares of Common Stock of Penn National Gaming, Inc. (the "Company"), which the shareholders would be entitled to vote if virtually present at the Annual Meeting of Shareholders thereof to be held on June 10, 2020 and at any and all postponements and adjournments thereof, upon the matters listed on the reverse side. Such meeting will be held via live webcast on the Internet at www.virtualshareholdermeeting.com/PENN2020.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE SHARES REPRESENTED BY THIS PROXY FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND WILL VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENT OF SUCH MEETING.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE DATE AND SIGN ON THE OTHER SIDE AND RETURN THIS PROXY PROMPTLY.